                                                                 Exhibit 3.1(g)


                           CERTIFICATE OF AMENDMENT
                    OF THE CERTIFICATE OF INCORPORATION OF
                            THE MENTUS GROUP, INC.

     The Mentus Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:    That the Board of Directors of the Corporation by unanimous written consent executed in lieu of a meeting of all the Directors, adopted resolutions setting forth the proposed amendments (set forth below) to the Certificate of Incorporation of the Corporation and referred the proposed amendments to all the stockholders of the Corporation and to the holders of the Corporation's 8.25% Convertible Exchangeable Preferred Stock (the "Series A Preferred Shareholders"), voting separately as a class, for each of their consideration and approval. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Corporation shall amend the first sentence of the second paragraph of Article 4 of its Amended Certificate of Incorporation, to read as follows:

               "Preferred Stock. The Corporation's Board of Directors shall be authorized to provide for the issuance of One Hundred Fifty Thousand (150,000) shares of preferred stock, par value $1.00 per share, by filing a certificate pursuant to the applicable law of the State of Delaware to fix the designations, rights powers and preferences of such shares, and any qualifications, limitations or restrictions thereof or pertaining thereto and which shall be issued from time to time in one or more series, as set forth below."

          RESOLVED, that the Corporation shall amend in its entirety the portion of its Certificate of Incorporation (as amended) entitled "Certificate of the Designations, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, Limitations and Restrictions of 8.25% Convertible Exchangeable Preferred Stock" to read as set forth in attached Exhibit A, which is incorporated herein by this reference, with respect to 20,000 shares of such stock, with such changes thereto as may be required to comply with Delaware General Corporation Law or which are deemed appropriate b counsel.

          RESOLVED, that the Corporation shall create, designate and issue __________ shares of the Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 per share, that has the rights, preferences and other designations set forth in the Certificate of Designations of Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock attached hereto as Exhibit B and incorporated herein by this reference, with such changes thereto as may be required to comply with the Delaware General Corporation Law or which are deemed appropriate by counsel.

          RESOLVED FURTHER, that the Corporation shall amend the first sentence of Article 11 of its Certificate of Incorporation (as amended), to read as follows:

               "Non-Cumulative Voting. All rights to vote and all voting power shall be exclusively vested in the holders of the Corporation's common stock, except as otherwise set forth in the Certificate of Incorporation, as amended from time to time."

     SECOND:   That on September 20, 1996 at a special meeting of the holders of the Corporation's Common Stock duly noticed and called in accordance with
Section 222 of the Delaware General Corporation Law, the common stockholders of the Corporation approved the amendments set forth above by a majority vote.

     THIRD:    That on September 20, 1996 at a special meeting of the holders of the Corporation's 8.25% Convertible Exchangeable Preferred Stock duly noticed and called in accordance with Section 222 of the Delaware General Corporation Law, the preferred stockholders, voting separately as a class, approved the amendment by a majority vote.

     FORTH:    The Corporation duly adopted the amendment in accordance with the provisions of Section 242 of the Delaware General Corporation Law and the Corporation's bylaws.

     The Mentus Group, Inc., has caused this Certificate to be executed by Gerard P. Joyce, its President, and by Thomas M. Pugliese, its Secretary as of September 20, 1996.

                                        THE MENTUS GROUP, INC.


                                        By:
                                           ----------------------------
                                             Gerard P. Joyce, President

ATTEST:

-----------------------------
Thomas M. Pugliese, Secretary



STATE OF MINNESOTA  )
                    ) ss.
County of Hennepin  )

     On this 2nd day of September, 1996, before me, the undersigned officer, personally appeared Gerard P. Joyce, who acknowledged himself to be the President of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed for foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        --------------------------
                                        Notary Public

My Commission Expires:

      1-31-2000
----------------------

STATE OF MINNESOTA  )
                    ) ss.
County of Hennepin  )

     On this 2nd day of September, 1996, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Secretary of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed for foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        --------------------------
                                        Notary Public

My Commission Expires:

      1-31-2000
----------------------

                                                                      Exhibit A


                     AMENDED CERTIFICATE OF DESIGNATIONS

                     FOR THE SERIES A 8.25% CONVERTIBLE
                                PREFERRED STOCK
                (FORMERLY DESIGNATED AS THE 8.25% CONVERTIBLE
                        EXCHANGEABLE PREFERRED STOCK)

                                      OF

                            THE MENTUS GROUP, INC.

                       -------------------------------

                          -------------------------


     THE MENTUS GROUP, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     (1) Pursuant to authority contained in Article 4 of its Certificate of Incorporation, as amended, and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has previously duly adopted a resolution creating and authorizing the issuance of a series of preferred stock, par value $1.00 per share, of the Corporation designated as the "8.25% Convertible Exchangeable Preferred Stock" and fixing the designation, dividend, rights, voting powers, rights on liquidation or dissolution and other preferences, relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series, and the Corporation has previously filed with the Delaware Secretary of State, in accordance with Section 151 of the General Corporation Law of the State of Delaware, a Certificate of Designations setting forth such resolutions, as amended from time to time.

     (2) The Board of Directors and stockholders of the Corporation have duly approved of resolutions adopting the redesignation of the aforementioned series of preferred stock and amendments to and a restatement of the aforementioned resolution and the filing of an Amended and Restated Certificate of Designations. The text of such amended and restated resolution is as follows:

          RESOLVED, that this resolution amends and restates the resolution previously adopted by the Board of Directors of the Corporation, pursuant to authority expressly granted by Article 4 of the Certificate of Incorporation, as amended, of the Corporation and Section 151 of the General Corporation Law of the State of Delaware, creating and authorizing the issuance of a series of the preferred stock, par value $1.00 per share, of the Corporation designed as the "8.25% Convertible Exchangeable Preferred Stock" so that henceforth the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series shall be as follows:

     1. Designation and Amount. The shares of the series of Preferred Stock of the Corporation previously designated as "8.25% Convertible Exchangeable Preferred Stock" are hereby redesignated as "Series A 8.25% Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall continue to be Twenty Thousand (20,000).

     2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (a) prior to all classes of Common Stock of the Corporation, (b) prior to any other series or class of the Corporation's stock now existing or hereafter created if so designated in the resolution of the Corporation's Board of Directors or the provisions of the Corporation's Certificate of Incorporation creating such other series of class, (c) on a parity with any other series or class of the Corporation's stock now existing or hereafter created if so designated in the resolution of the Corporation's Board of Directors or the provisions of the Corporation's Certificate of Incorporation creating such other series, and (d) junior to any series or class the Corporation's stock if so designated in the resolution of the Board of Directors or the provisions of the Corporation's Certificate of Incorporation creating such other series, provided said resolution or provisions and the creation, authorization and issuance of such stock is approved by a majority of the outstanding shares of
Series A Preferred Stock.   All equity securities of the Corporation now
existing or hereafter created which (i) rank below the Series A Preferred Stock are collectively referred to herein as f"Junior Stock," (ii) rank on a parity with the Series A Preferred Stock are collectively referred to herein as "Parity Stock," and (iii) rank senior to the Series A Preferred Stock are collectively referred to herein as "Senior Stock." The term "Senior Stock" shall in any event include (without limitation) the Series B Preferred Stock.
 The term "Series B Preferred Stock" means the Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $.01 per share, of the Corporation, and shall also include any capital stock into which shares of the Series B Preferred Stock may be changed.

     3.   Dividends.

          (a) Subject to the rights of the holders of Senior Stock, the holders of Series A Preferred Stock shall be entitled to receive or have set apart for payment, when, as and if declared by the Corporation's Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends thereon at the rate of $41.25 per share per annum. Such dividends shall begin to accrue on and after the date of issuance of the Series A Preferred Stock and shall be payable (if, as and when declared) in equal semi-annual installments (computed by dividing the annual dividend amount by two) on June 15 and December 15 (each, a "Dividend Payment Date"), commencing on June 15, 1991. The amount of dividends payable for the initial dividend period and for any period shorter than a full semi-annual dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any such dividends which are declared and paid will be payable pro rata to the holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation in accordance with the Corporation's bylaws.

          (b) Any dividend not paid when due shall be fully cumulative and shall accrue (whether or not earned or declared). No interest or dividends shall accrue or be payable on any accrued unpaid dividends on the Series A Preferred Stock. Subject to paragraphs 3(a), 3(c), 3(d) and 3(e), the Corporation may make payments in respect of accrued dividends at any time.

          (c) Notwithstanding anything contained herein to the contrary, the Board of Directors shall not declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock if any provisions of the Corporation's Certificate of Incorporation or any resolution of the Corporation's Board of Directors (in each case as in effect from time to time) creating the Series B Preferred Stock or any other Senior Stock of any agreement, instrument or debenture relating to indebtedness or any Senior Stock of the Corporation prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstances be construed or deemed to (i) require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series A Preferred Stock at any time, whether permitted by any such provisions, agreement, instrument or debenture or not, or (ii) adversely affect the cumulative accrual of dividends on Series A Preferred Stock if such provisions, agreement, instrument or debenture prohibits such declaration, payment or setting aside for payment or provides that such declaration, payment or setting aside for payment would constitute a breach thereof or a default thereunder.

          (d) The Corporation shall not pay dividends on the Series A Preferred Stock unless it has paid or set apart for payment or contemporaneously pays or sets apart for payment all accrued and unpaid dividends for all prior periods on any Parity Stock. Notwithstanding the foregoing sentence, but subject to the rights of the holders of Senior Stock, dividends may be paid or declared and set apart for payment of the Series A Preferred Stock if at the same time dividends for the same or comparable dividend period or periods are paid or declared or set apart for payment on all issued and outstanding shares of Parity Stock, such dividends to be paid, declared or set aside pro rata in proportion to the ratio between accrued and unpaid dividends on the Parity Stock and the accrued unpaid dividends on the Series A Preferred Stock.

          (e)
               (i) Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(a) hereof in preference to and in priority over the payment of any dividends upon any of the Junior Stock.

               (ii) Subject to the rights of holders of Senior Stock, if any, the Corporation shall not (A) declare, pay or set apart for payment any dividend on any Junior Stock or Parity Stock or make any payment on account of, or set apart for payment, money for sinking or other similar fund, for the purchase, redemption or other retirement of any Junior Stock or Parity Stock or any warrants, rights calls or options exercisable for or convertible into Junior stock or Parity Stock, or (B) make any distribution in respect of any Junior Stock or Parity Stock, either directly or indirectly, other than distributions or dividends in Junior Stock or Parity Stock to the holders of Junior Stock or Parity Stock, respectively, or (C) permit any corporation in which the Corporation owns directly or indirectly a majority of the outstanding shares of capital stock, to purchase or redeem any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into Junior Stock or Parity Stock, unless in each such case the Corporation has paid or declared or set apart for payment, or concurrently with such declaration, payment, setting apart for payment, purchase, redemption and/or distribution in respect of any Junior Stock or Parity Stock, pays, declares or sets apart for payment, all accrued and unpaid dividends on shares of the Series A Preferred Stock for all prior periods. Notwithstanding the foregoing sentence, dividends may be paid or declared and set apart for payment on Parity Stock if at the same time dividends for the same or comparable dividend period or periods are paid or declared and set apart for payment on all issued and outstanding shares of Series A Preferred Stock, such dividends to be paid, declared or set aside pro rata in proportion to the ratio between accrued and unpaid dividends on the Series A Preferred Stock and the accrued and unpaid dividends on the Parity Stock.

               (iii) The foregoing provisions of this paragraph 3(e), shall not restrict or prohibit the retirement of any shares of the Corporation's capital stock or warrants, options or rights to acquire such capital stock by exchange for, or out of the proceeds of, the substantially concurrent sales of shares of (A) its capital stock which , by its terms, is not subject to mandatory redemption or redemption at the option of the holder thereof and is not exchangeable for any indebtedness of the Corporation ("Permitted Stock") or (B) warrants, options or rights to acquire Permitted Stock.

     4. Liquidation Rights. If the Corporation is voluntarily or involuntarily dissolved, liquidation or its affairs wound up, after payment or provision for payment of the debts and other liabilities of the Corporation, and after liquidation of all Senior Stock, the holder of the Series A Preferred Stock then outstanding shall be entitled to receive, out of the net assets of the Corporation, an amount equal to the sum of $500 per share of Series A Preferred Stock outstanding, plus all accrued and unpaid dividends (whether or not earned or declared) on such Series A Preferred Stock to the date fixed for liquidation, dissolution or winding up (the "Liquidation Price") before any payment is made or any assets of the Corporation distributed or paid over the holders of any Junior Stock (in their capacity as such holders). If the distributable assets of the Corporation are insufficient to permit payment in full of the liquidation price of any Parity Stock and the Liquidation Price of the Series A Preferred Stock, then such assets shall be distributed ratably among the holders of Series A Preferred Stock and the holders of any Parity Stock in proportion to the amount that each would have been entitled to receive if such assets were sufficient to pay the full liquidation price of all outstanding shares of Series A Preferred Stock and Parity Stock. The holders of Series A Preferred Stock shall not be entitled to receive any further amounts in respect of any dissolution, liquidation or winding up of the affairs of the Corporation, or any other distribution of assets, after payment in full of the Liquidation Price therefor. No payment shall be made in respect of any Junior Stock until payment in full of the Liquidation Price of the Series A Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or sale or conveyance of all or any part of the assets of the Corporation for cash, securities or other property shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph 4. Liquidation rights terminate upon conversion of the Series A Preferred Stock into Common Stock.

     5.   Optional Redemption.

          (a) At Option of Corporation. To the extent funds are legally available therefor and subject to the rights of holders of Senior Stock and any agreement, instrument or debenture now existing or hereafter arising relating to indebtedness of the Corporation or any Senior Stock, the Series A Preferred Stock is redeemable for cash, at the option of the Corporation, in whole or in part, at any time or from time to time at $500.00 per share, plus the total amount of all accrued and unpaid dividends on the shares of Series A Preferred Stock to be redeemed to the redemption date.

               The Corporation shall not redeem any less than all of the then outstanding shares of Series A Preferred Stock unless and until all accrued and unpaid dividends on the then outstanding shares of Series A Preferred Stock and (except with respect to the shares to be redeemed) the then current semi-annual dividends thereon have been paid in full.

          (b) If less than all outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed in integral multiples of $500 by lot or in such other manner as the Board of Directors may determine.

          (c) Notice of redemption of the Series A Preferred Stock shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that the shares are convertible into Common Stock until the close of business on the tenth day prior to the redemption date.

          (d) Notice having been mailed as aforesaid, or if given by a holder as set forth below, from and after the redemption date ( unless default shall be made by the Corporation in making payment of the redemption price of the Series A Preferred Stock called for redemption) dividends on the shares of Series A Preferred stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of preferred stock, unclassified as to series, and shall not be reissued as shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with said notice the Corporation shall pay the redemption price (or issue a redemption certificate under subparagraph 5(e), as the case may be) for such redeemed shares and same shall then be canceled. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (e) There is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

          (f) Shares of Series A Preferred Stock that have been converted into Common Stock have no redemption rights.

     6.   Conversion.

          (a) Each share of Series A Preferred stock may be converted, in whole but not in part, into such number of shares of Common Stock of the Corporation as shall equal (i) the sum of (x) $500 plus (y) all accrued and unpaid dividends (whether or not earned or declared) on such share determined as of the date such share is deemed to be converted in accordance with the last sentence of paragraph 6(c) of this resolution less (z) the amount of funds, if any, payable with respect to such share pursuant to the last sentence of this paragraph 6(a), dividends by (ii) the Conversion Price (as hereinafter defined). The conversion rights of Series A Preferred Stock called for redemption expire on the close of business on the tenth day before the redemption date, unless the Corporation defaults in making payment of the redemption price of the shares called for redemption. As used herein, the term "Conversion Price" means $135.27, as adjusted in accordance with the provisions of this paragraph 6. No payment or adjustment for accrued and unpaid dividends on the shares of Series A Preferred Stock, or on the shares of Common Stock into which the Series A Preferred Stock is converted, is to be made on conversion; provided, however, that, if a share of Series A Preferred Stock (other than a share of Series A Preferred Stock called for redemption within such period) is converted between the record date with respect to any dividend payment and the next succeeding Dividend Payment Date, such share of Series A Preferred Stock must be accompanied by funds equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preferred Stock so converted.

          (b) Any holder of shares of Series A Preferred Stock electing to convert such shares or any portion thereof shall deliver the certificates therefor, with the form of notice of election to convert on such certificates (which is set forth on the back of each certificate representing shares of Series A Preferred Stock) fully completed and dully executed, to the principal executive office of the Corporation or, if a transfer agent is named by the Corporation for the Common Stock, to the principal office of the transfer agent. The conversion right with respect to any such shares of Series A Preferred Stock shall be deemed to have been exercised at the date upon which the certificates thereof with such notice of election duly executed shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon said date.

          (c) The Corporation shall not issue fractional shares of Common Stock upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share or shares of Series A Preferred Stock, the Corporation shall deliver to the holder a check in an amount equal to the fraction of the Common Stock resulting from the conversion multiplied by the Conversion Price.

          (d) If a holder converts shares of Series A preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of

Common Stock upon the conversion. The holder, however, shall pay any such tax which is due because the shares are issued in a name other than the name of such holder.

          (e) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the shares of Series A Preferred Stock. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock at the time outstanding. In order that the Corporation may issue shares of Common Stock upon conversion of shares of Series A Preferred Stock, the Corporation will use its reasonable efforts to comply with all applicable federal and state securities laws relating to such issuance, but this sentence shall not be deemed to require the Corporation to register or qualify any of the shares of Common Stock under the federal or any state securities law.

          All shares of Common Stock which my be issued upon conversion of the shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

          (f)  The Conversion Price shall be subject to adjustment as follows:

               (i) No Adjustments Except as Specifically Set Forth. Except as specifically set forth herein, there shall be no adjustment to the Conversion Price.

               (ii) Adjustment for Certain Distributions.

                         (A)  Stock Dividends, Subdivisions, Combinations and
Recapitalization. Subject to clauses (ii)(C) and (v) of this paragraph 6, if the Corporation shall at any time (1) declare or pay a dividend or declare, pay of make any other distribution on the Common Stock in shares of Common Stock, (2) subdivide the outstanding shares of Common Stock into a greater number of shares or (3) combine the outstanding shares of Common Stock into a smaller number of shares, then in each and every such event the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Preferred stock shall be adjusted so that the holder of such share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned and would have been entitled to receive by virtue of the happening of any of the events described above had such share been converted (x) in the case of a dividend or distribution, immediately prior to the record date for determination of the stockholders entitled to receive such dividend or distribution (or, if no such record date is fixed, immediately prior to any other time as of which the holders of Common Such entitled to participate in such distribution was determined) or (y) in the case of subdivision or combination, on the effective date of such subdivision or combination; and the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to the applicable time referred to in subclause (x) or (y) of this sentence by a fraction the nominator of which is the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such time and the denominator of which is the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately after such adjustment. Subject to clauses (ii)(C) and (v) of this paragraph 6, if the Corporation shall at any time issue any shares of capital stock of the Corporation by way of reclassification of the Common Stock, then the number and kind of shares of Common Stock and/or other capital stock issuable upon conversion of each outstanding share of Series A Preferred Stock and Conversion Price shall be adjusted so that the holder of such share thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of capital stock which such holder would have owned and would have been entitled to receive by virtue of the happening of such event had such share been converted immediately prior to the record date for determination of the stockholders entitled to receive shares of such capital stock in such reclassification (or, if no such record date is fixed, immediately prior to any other time as of which the holder of Common Stock entitled to participate in such reclassification was determined). In the event that such dividend or distribution is not paid or made or such subdivision, combination or reclassification is not effected, the number and kind of shares of Common Stock and/or other capital stock issuable upon conversion of each outstanding share of Series A Preferred Stock and the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date or effective date had not been so fixed.

                         (B)  Certain Other Distributions.  Subject to
clauses (ii)(C) and (v) of this paragraph 6, if the Corporation shall at any time declare or make any distribution to all holders of outstanding shares of Common Stock of any cash or other assets, any debt securities or other evidences of its indebtedness or any capital stock other than Common Stock (excluding in any such case dividends, distributions, issuances and other events referred to in paragraph 6(f)(ii)(A) hereof), then (1) the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Preferred Stock shall be adjusted so that the holder of such share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock equal to the product of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such adjustment multiplied by a fraction (x) the nominator of which shall be the Current Market Price per share of the Common Stock at the date of taking such record or, if no record is taken, at the date as of which the holders of Common Stock entitled to participate in such distribution were determined or if no such determination is made, on the date of such distribution, and (B) the denominator of which shall be the absolute value of the difference between such Current Market Price per share of Common Stock at such date and the amount allocable to one share of Common Stock at such date of any such cash so distributable and of the fair market value (as determined as of such date in good faith by the Board of Directors) of such cash, other assets, debt securities, other evidences of indebtedness or capital stock so distributed and (2) the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction the nominator of which is the number of shares of Common Stock into which a single share of Series A Preferred Stock is convertible immediately prior to the adjustment and the denominator is the number of shares of Common Stock into which a single share of Series A Preferred Stock is convertible immediately after such adjustment. Any adjustment pursuant to this paragraph 6(f)(ii)(B) shall become effective immediately after the record date of the distribution in question (or, if no such record date is fixed, immediately after any other time as of which the holders of Common Stock entitled to participate in such distribution was determined). In the event that such distribution is not made, the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Preferred

Stock and the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date of effective date had not been so fixed. As used herein, the term "Current Market Price" means, in respect of any share of Common Stock as of any time, (1) if the Common Stock is then publicly traded, the average, for the 30 consecutive trading days before the date in question, of the reported last sales prices, regular way, as reported on the New York Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for each such day in the over-the-counter market as reported by the National Association of Securities Dealers, Securities Dealers, Inc., the average of the bid and asked prices for each such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or (2) if the Common Stock is not then publicly traded, fair market value per share of Common Stock as at such date as determined by the Board of Directors of the Corporation in good faith.

                         (C)  No adjustment pursuant to paragraph 6(f)(ii)(A)
or 6(f)(ii)(B) shall be required by reason of distributions of cash payable out of consolidated current or retained earnings if the sum of the cash dividends payable after the date hereof does not exceed the net income of the Corporation subsequent to the date hereof.

                         (D)  Each adjustment pursuant to paragraph 6(f)(ii)
hereof shall become effective immediately after the record date for the event requiring such adjustment, (or, if no such record date is fixed, immediately after any other time as of which the holders of Common Stock entitled to participate in such dividend or distribution was determined and immediately after the effective date in the case of a subdivision, combination or reclassification.

                         (E)  All determinations of the fair market value of
any property, assets or securities required by this paragraph 6 shall be made by the Corporation's Board of Directors in good faith.

                    (iii) Rounding. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as they case may be.

                    (iv) When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. When the cumulative net effect of more than one adjustment would require an increase or decrease of at least 1% in the Conversion Price, such adjustment shall thereupon be given effect.

                    (v) When No Adjustment Required. No adjustment need be made for (a) a change in the par value of the Common Stock, or from par value to no par value, or from no par value to par value, (b) issuance of treasury shares that have been acquired by the Corporation after the date hereof. Other than the adjustments to the Conversion Price set forth herein, a holder of Series A Preferred Stock shall have no preemptive right which enables said holder to maintain a specific proportion of shares of capital stock of the Corporation or any security convertible into or carrying rights or options to purchase such shares. For the sake of clarity and without implying that any such adjustment otherwise would be required by this paragraph 6, no adjustment shall be made by reason of issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or the Series B Preferred Stock or any adjustment to conversion price or conversion rate thereof.

                    (vi) Certificate of Adjustments. Whenever the Conversion Price is adjusted, the Corporation shall file in the custody of its Secretary, at its principal office in the United States a certificate setting forth in reasonable detail the facts requiring the adjustment and the manner of computing such adjustment. Each such certificate shall be mad available at all reasonable times for inspection by any holder.

                    (vii) Reorganization. If there is (a) any consolidation or merger to which the Corporation is a party (other than a consolidation or merger with a wholly-owned subsidiary or in which the Corporation is the surviving corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock), or (b) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation; then the Corporation or such successor or purchasing corporation, as the case may be, shall provide in its Certificate of Incorporation that each share of Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of each such share of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such Certificate of Incorporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 6. The Corporation shall cause notice of the execution of any such event contemplated by this paragraph 6 to be mailed to each holder of Series A Preferred Stock as soon as practicable. The above provisions of this paragraph 6 shall be similarly applied to successive reclassification, consolidations, mergers and sales.

     7. Shares Acquired By Corporation. All shares of Series A Preferred Stock converted or redeemed, retired, purchased or otherwise acquired by the Corporation shall cease to be issued or outstanding for all purposes and shall be retired and shall be restored to the status of authorized, undesignated and unissued shares of preferred stock of the Corporation and may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not be reissued as Series A Preferred Stock.

     8.   Voting.

          (a) The holders of shares of Series A Preferred Stock shall not be entitled to any voting rights except as required by applicable law or as hereinafter provided in this paragraph 8.

          (b) Without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series a Preferred Stock voting as a separate class, the Corporation will not: (A) create, authorize or issue any class or series of capital stock other than the Series B Preferred Stock, ranking senior to the Series A Preferred Stock either as to dividends or liquidation preference, or (B) amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's Certificate of Incorporation to materially adversely affect the powers, rights or preferences of the Series A Preferred Stock as set forth herein. Nothing in this paragraph 8 shall restrict the Corporation from increasing the authorized preferred Stock of the Corporation or from creating, or require the consent of holders of Series A Preferred Stock to the creation and issuance or modification of, any other capital stock of the Corporation ranking junior to, or on parity with, the Series A Preferred Stock, and any such increase, creation, issuance or modification shall not be deemed to materially and adversely affect the powers, rights and preferences of the Series A Preferred Stock.

          (c) No amendment, alteration, waiver or departure from the provisions of the Corporation's Board of Directors creating the Series B Preferred Stock shall be deemed to (i) result in any change in the powers, preferences or special rights of the shares of Series A Preferred stock so as to affect them adversely within the meaning of Section 242(b)(2) of the Delaware General Corporation Law (or any amended or successor statutory provision), or (ii) require any vote or consent of the holders of shares of Series A preferred Stock pursuant to paragraph 8(b) of this resolution or otherwise.

     9. New-assessable Status of Series A Preferred Stock. All the shares of Series A Preferred Stock for which the full consideration determined by the Board of Directors (which shall be not less than the par value of such shares) has been paid or delivered, in cash or property in accordance with the resolution of the Board of Directors authorizing the issuance of such shares, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

          IN WITNESS WHEREOF, THE MENTUS GROUP, INC. has caused this Certificate to be signed by Gerard P. Joyce, its President, and attested to by Thomas M. Pugliese, its Secretary, this 20th day of September, 1996.

                                   THE MENTUS GROUP, INC.



                                   By:
                                      ----------------------------
                                        Gerard P. Joyce
                                        President


Attest:


-----------------------------
Thomas M. Pugliese
Secretary

STATE OF            )
                    ) ss.
County of           )

     On this 2nd day of September, 1996, before me, the undersigned officer, personally appeared Gerard P. Joyce, who acknowledged himself to be the President of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed for foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        --------------------------
                                        Notary Public

My Commission Expires:

      1-31-2000
----------------------



STATE OF            )
                    ) ss.
County of           )

     On this 2nd day of September, 1996, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Secretary of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed for foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        --------------------------
                                        Notary Public

My Commission Expires:

      1-31-2000
----------------------

                                                                      Exhibit B


                          CERTIFICATE OF DESIGNATION
                                      OF
        SERIES B SENIOR CUMULATIVE COMPOUNDING CONVERTIBLE REDEEMABLE
                               PREFERRED STOCK
                                      OF
                            THE MENTUS GROUP, INC.

                         Pursuant to the Provisions of
                           Section 151 of the General
                    Corporation Law of the State of Delaware


               The Mentus Group, Inc., a corporation organized and existing under the law of the State of Delaware, hereby certifies that, pursuant to authority contained in Article IV of its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a meeting duly called and held on September 20, 1996, adopted the following resolution:

          RESOLVED, that pursuant to authority expressly granted by Article IV of the Certificate of Incorporation of The Mentus Group, Inc., a Delaware corporation (the "Corporation"), the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of the preferred stock, par value $1.00 per share, of the Corporation, to consist of 91,100 shares, and hereby fixes the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to any thereof set forth in the Corporation's Certificate of Incorporation that are applicable to the Corporation's preferred stock of all series) as follows:

     1.   Designation; Original Issuance; Status of Reacquired or Converted
Shares.

          (a) The designation of the series of the preferred stock, par value $1.00 per share, of the Corporation authorized hereby is "Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock" (the "Series B Preferred Stock"). The dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series are as set forth in this resolution.

          (b) Shares of the Series B Preferred Stock shall be originally issued pursuant to the Purchase Agreements (as defined in Section 2 below) and, thereafter, no additional shares of Series B Stock shall be issued by the Corporation (other than issuances upon permitted transfers of shares of Series B Stock.0

          (c) All shares of Series B Preferred Stock received by the Corporation upon conversion or redeemed, retired, purchased or otherwise acquired by the Corporation shall be retired and shall be restored to the status of authorized, undesignated and unissued shares of preferred stock of the Corporation and may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not be reissued as Series B Preferred Stock.

     2.   Certain Definitions.     The terms defined in this Section 2 shall
have the meanings herein specified:

          "Accrual Date" means December 1 of each year.

          "Action" has the meaning set forth in Section 3(i).

          " Advisor" has the meaning set forth in Section 3(i).

          "Additional Shares of Common Stock" means any shares of Common Stock issued or deemed to be issued by the Corporation after the Closing Time other than shares issued upon conversion of any Series B Share.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through or with one or more intermediaries, controls, is controlled by or is under common control with, such Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For the purposes of this definition, "control", as used with respect to any Person, means the possession, directly or indirectly through or with one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled by" and "under common control with" shall have correlative meanings. For purposes hereof, no holder or group of holders (whether or not affiliated with or otherwise related to each other and whether or not acting in concert with respect to any matter or matters) of shares of Series B Preferred Stock shall be deemed to be an Affiliate of the Corporation or any of its Affiliates solely by reason of the ownership of Series B Shares or the possession or exercise of any right, power or privilege of the holders of Series B Shares as such. For purposes hereof, neither the Corporation nor any Subsidiary shall be deemed to be an Affiliate of any TFC Holder and no TFC Holder nor any Affiliate of any TFC Holder shall be deemed to be an Affiliate of the Corporation.

          "Bankruptcy Code" means Title 11 of the United States Code.

          "Beneficial Owner" means a beneficial owner within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as interpreted by the Commission, including the provisions of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, provided that a Person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revokable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and (ii) is not also then reportable on Schedule 13D under the Exchange Act. The terms (whether or not capitalized) "beneficially own" and "owned beneficially" shall have correlative meanings.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Corporation within the United States are located are authorized or obligated by law or executive order to close.

     "capital stock" when used, with respect to any corporation, means (unless the context otherwise indicates) any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any class or series, any and all stock appreciation rights and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

     "Change in Control" means the occurrence of any of the following:

               (i) any "person" (within the meaning of that term as used in the Rules under Section 13(d) and 14(d) of the Exchange Act; as interpreted by the Commission), other than any TFC Holder or any Affiliate of any TFC Holder or any group or persons acting in concert which includes any TFC Holder or any Affiliate of any TFC Holder and other than Thomas Pugliese and Gerard Joyce, who was not, on the Closing Date, the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power represented by all then outstanding Common Stock of the Corporation becomes (after the Closing Date) the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power represented by all outstanding Common Stock of the Corporation, whether as a result of issuances, redemptions, repurchases or transfers of Common Stock or otherwise; or

               (ii) the Corporation consolidates with, or merges with or into, another Person, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the Person who were the Beneficial Owners of the outstanding Common Stock of the Corporation immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all then outstanding Common Stock of the surviving or transferee Person; or

               (iii) the Corporation, in one or more transactions, sells, assigns, conveys, transfers, leases or other wise disposes of all or substantially all of its assets to any Person or Parsons; or

               (iv) for any reason (including death or disability), Gerard Joyce and

Thomas Pugliese cease to be a director of the Corporation, or Gerard Joyce ceases function as a senior executive officer of the Corporation and Thomas Pugliese ceases to function as a senior executive officer of the Corporation, unless in any such case the Corporation replaces such person in such office within 90 days and such replacement is approved by the Majority Holders, which approval shall not be unreasonably withheld; or

               (v) for any reason (including death or disability), Gerard Joyce or Thomas Pugliese cease to be the Beneficial Owners, directly or indirectly, of 80% or more of the shares of Common Stock held by Gerard Joyce and Thomas Pugliese, respectively, on the Closing Date (as appropriately adjusted for any subdivision, combination, reclassification, recapitalization, reorganization, merger or other change of or in the outstanding Common Stock).

For purposes of determining the percentage of the combined voting power of the outstanding Common Stock beneficially owned by any particular Person as of any time, any Common Stock not actually outstanding but which is deemed to be beneficially owned by a Person through the application of the definition of "Beneficial Owner" above in this Section 2 shall be deemed to be outstanding, but no Common Stock not actually outstanding but which is deemed to be beneficially owned by any other Person through the application of such definition shall not be deemed to be outstanding. For purposes of clause (v) of this definition, Mr. Joyce or Mr. Pugliese, as the case may be, shall be deemed to continue to be the Beneficial Owner of shares of Common Stock transferred by him for estate planning purposes to his spouse or minor children or to a trust described in Section 664 of the Internal Revenue Code of 1986, as amended of which the income beneficiaries consist exclusively of one or more of him, his spouse and his minor children, so long as Mr. Joyce or Mr. Pugliese, as the case may be, continues to have the power to vote and dispose or direct the voting or disposition of such transferred shares.

     "Closing Date" means the date on which the closing of the consummation of the issuance of Series B Shares in accordance with the Purchase Agreements occurs.

     "Closing Time" means 10:00 A.M., New York City time, on the Closing Date.

     "Common Stock" means the Common Stock, $.01 par value per share, of the Corporation as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and (except where the context otherwise unambiguously indicates) shall also include (i) capital stock of the Corporation of each and every other class or series (regardless of how denominated) which is also not preferred as to dividends or assets on liquidation over any other class or series of stock of the Corporation and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 9(w)) received by or distributed to the holders of Common Stock of the Corporation in the circumstances contemplated by Section 9(w).

     "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Company Parties" means the Corporation and its Subsidiaries.

     "Compensation Committee" has the meaning set forth in Section 7(f).

     "Conversion Price" means, as of any time, the initial price of $77, as such in itial price shall have from time to time been cumulatively adjusted
pursuant to Section 9 through such time.      "Conversion Rate" means, as of
any time, the rate, determined pursuant to the second sentence of Section 9(a), at which each share of Series B Preferred Stock may be converted into Common Stock, as such rate shall have from time to time been cumulatively adjusted pursuant to Section 9 through such time.

     "Conversion Rate" means, as of any time, the rate, determined pursuant to the second sentence of Section 9(a), at which each share of Series B Preferred Stock may be converted into Common Stock, as such rate shall have from time to time been cumulatively adjusted pursuant to Section 9 through such time.

     "Conversion Securities" means, with respect to any Series B Share at any time, each class and series of Conversion Stock, each class, series and issue of any other securities, and any Rights with respect to any of such Conversion Stock or other securities, any shares, number or other amount of which at such time are deliverable to a Holder upon conversion of any Series B Share.

     "Conversion Stock" means, with respect to any Series B Share at any time, the Common Stock, each other class or series of capital stock and any Rights with respect to any of the foregoing any shares, number or other amount of which at such time is deliverable to a Holder upon conversion of any Series B Share.

     " Conversion Value" measured per share of the Series B Preferred Stock

          (i)  as of any time before the first Accrual Date means the sum of
(A) Seventy-Seven Dollars ($77) plus (B) an amount equal to all unpaid dividends accrued on such share of Series B Preferred Stock from and including the Issue Date through and including such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends; or

          (ii) as of any time on or after the first Accrual Date means the sum of (A) Seventh-Seven Dollars ($77) plus (B) an amount equal to all unpaid dividends accrued on such share of Series B Preferred Stock from and including the Issue Date which, pursuant to Section 4(b), have been added to and remain part of the Conversion Value as of such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends plus
(C) an amount equal to all unpaid dividends accrued on such share of Series B Preferred Stock from and including the Accrual Date immediately preceding such time through and including such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for payment of dividends.

     "Convertible Securities" means evidences of indebtedness, shares of stock or other securities or obligations which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency, but such term shall not include the Series B Preferred Stock.

     "Current Market Price" means, in respect of any share of Common Stock as of any time, (i) if the Common Stock shall not then be Publicly Traded, the Fair Market Value per share of Common Stock as at such date as determined by the Board of Directors in good faith (subject to subdivision (F) of Section 9(p), if applicable, if the Common Stock is then Publicly Traded, the average of the reported last sales prices for the 30 consecutive Trading Days commencing 40 Trading Days before the date in question. The reported last sales price for each day shall be the reported last sales price, regular way (and if not such sales take place on any day, such shall not be a Trading
Day), a reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. of, or, if bid and asked prices for the security on each such day shall not have been reported through the National Association of Securities Dealers, Inc., the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors. As used herein, the term "Trading Day" means a day on which the New York Stock Exchange, each national securities exchange on which the Common Stock is listed and the Nasdaq National Market are open for business. The Common Stock shall be considered to be "Publicly Traded" as of any date if on such date (i) the Common Stock is register under Section 12(b) or 12(g) of the Exchange Act and (ii) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the -counter market and quoted in an automated quotation system of the National Association of Dealers, Inc.

          "Dividend Payment Date" has the meaning set forth in Section 4(a).

          "Dividend Period" means each quarterly period from and including any Dividend Payment Date (or, in the case of the first Dividend Period, from and including the Closing Date) to but not including the next successive Dividend Payment Dat.

          "Employee Option" means any option to purchase Common Stock for cash which is granted by or with the approval of the Compensation Committee to any director, officer, employee or consultant of the Corporation or any subsidiary" of the Corporation pursuant to either (i) the Corporation's 1993 Stock Option Plan or the Corporation's 1994 Stock Option Plan as in effect on the Closing Date or (ii) any other option plan adopted by the Corporation after the Closing Date with the prior approval of the Majority Holders, in each case as the same may be amended from time to time with the prior approval of the Majority Holders.

          "Entity" means any corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, other unincorporated business or organization or other Person which is not either a natural person or a governmental authority or agency.

          An "equity interest" in or of any Entity includes as capital stock or other equity security issued by such Entity, ownership, participating or beneficial interest in such Entity, any stock appreciation or other equity appreciation right with respect to such Entity, and any equivalent of any of the foregoing, regardless of how denominated and whether voting or non-voting, and any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire, any of the foregoing, in each case whether or not evidence by any certificate, instrument or other document and whether voting or nonvoting.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Right" means all Rights (including stock options issued pursuant to the Corporation's 1993 Stock Option Plan and the Corporation's 1994 Stock Option Plan) and Convertible Securities, including the Series A Preferred Stock but not including any Series B Shares, which were outstanding at the Closing Time.

          "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of the share of Common Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity security registered under the Exchange Act. The Fair Market Value of the Corporation shall be determined on a going concern basis, and on the basis that the management and other key employees of the Corporation and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable pursuant to the TFC Purchase Agreement.

          "Holder" means a Person in whose name any Series B Share is registered on the books of the Corporation maintained for such purpose.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Insolvency Law" means the Bankruptcy Code and any other law, foreign, federal or state, relating to bankruptcy receivership, reorganization, insolvency, adjustment, compromise or extension of debt or other relief of a debtor from creditors.

          "Investor Approved Action" has the meaning set forth in Section
3(i).

          "Issue Date" means the Closing Date.

          "Junior Stock" means (i) each class or series of Common Stock, (ii) the Series A Preferred Stock of the Company, (iii) any other class or series of capital stock of the Company hereafter created, created, other than (A) any class or series of Parity Stock (except to the extent provided under clause (iv) of this sentence) and (B) any class or series of Senior Stock (except to the extent provided under clause (iv) of this sentence), and (iv) any class or series of

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Rights" means all Rights (including stock options issued pursuant to the Corporation's 1993 Stock Option Plan and the Corporation's 1994 Option Plant) and Convertible Securities, including the Series A Preferred Stock but not including any Series B Shares, which were outstanding at the Closing Time.

          "Fair Market Value" means, in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Common Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity security registered under the Exchange Act. The Fair Market Value of the Corporation shall be determined on a going concern basis, and on the basis that the management and other key employees of the Corporation and its subsidiaries will continue to be employed indefinitely and without treating as liabilities the amount, if any, payable or which may be payable pursuant to the TFC Purchase Agreement.

          "Holder" means a Person in whose name any Series B Share is registered on the books of the Corporation maintained for such purpose.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Insolvency Law " means the Bankruptcy Code and any other law, foreign, federal or state, relating to bankruptcy, receivership, reorganization, insolvency, adjustment, compromise or extension of debt or other relief of a debtor from creditors.

          "Investor Approved Action" has the meaning set forth in Section
3(j).

          "Issue Date" means the Closing Date.

          "Junior Stock" means (i) each class or series of Common Stock, (ii) the Series A Preferred Stock of the Company, (iii) any other class or series of capital stock of the Company hereafter created, other than (A) any class or series of Parity Stock (except to the extent provide under clause (iv) of this sentence) and (B) any class or series of Senior Stock (except to the extent provided under clause (iv) of this sentence), and
(iv) any class or series of Parity Stock or Senior Stock to the extent that it ranks junior to the Series B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iv) above, a class or series of Parity Stock or Senior Stock shall rank junior to the Series A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series B Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series.

          "Liquidation Price" measured per share of the Series B Preferred Stock as of any time means the sum of (i) Seventy-Seven Dollars ($77.00) plus
(ii) an amount equal to all dividends accrued on such share of Series B Preferred Stock since the Issue Date thereof which, pursuant to Section 4b have been added to and remain part of the Liquidation price as of such time of determination, whether or not such unpaid dividends have been earned or declared but not actually paid, nor any other shares which have not actually been issued.

          "Parity Stock" means (i) the Series B Preferred Stock and (ii) each class or series of capital stock of the Corporation, if any, hereafter created with the approval of the Majority Holders in accordance with Section 8 and ranking on a parity basis with the Series B Preferred Stock as to any of dividends, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividends, rights of redemption or rights on liquidation with shares of Series B Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series B Preferred Stock if the holders of such stock shall be entitled to the receipt of dividends, amounts distributable upon dissolution, liquidation or winding up of the Corporation or redemption payments, as the case may be, in proportion of their respective dividend rates, liquidation prices or redemption prices, respectively, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series B Preferred Stock. No class or series of capital stock that ranks junior to the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "Preferred Interest" as applied to the equity interests of any Person means equity interests of any class or classes (however designated) which are preferred as to the payments of dividends or distributions, as to rights of redemption or as to the distribution of asset upon any voluntary or involuntary liquidation or dissolution of such Person, over equity interests of any other class of such Person.

          "Purchasers" means each of 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, and 21st Century
Communications Foreign Partners, L.P., a Delaware limited partnership.

          "Qualified IPO" means either (1) consummation of an initial public offering of the Corporation's Common Stock generating proceeds of at least $20 million on a pre-money equity valuation of at least $308 per share of Common Stock (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations, or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date) or (ii) any date at which all of the following statements are true: (A) the Common Stock is registered under
Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended or traded in an over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc., (B) the Common Stock is listed for trading on a national securities exchange registered under the Exchange Act or traded in over-the counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc. (C) the average daily trading volume of shares of the Common Stock reported by such exchange or quotation systems for the period of 5 consecutive trading days prior to such date of closing has exceeded, 0.7% of the number of shares of Common Stock actually issued and outstanding on such date and (D) the average closing price for the period of 20 consecutive trading days before such date is at least $308 per share (as appropriately adjusted for stock splits, reverse splits, stock dividends or other reclassifications, reorganizations or similar events affecting the capital stock of the Corporation, the record date for which occurs after the Closing Date).

          "Record Date" means, for dividends payable on any dividend Payment Date, the fifteenth day of the month immediately preceding such Dividend Payment Date or if any such day is not a Business Day, then on the next preceding or the next following Business Day, as and if designated by the Board of Directors.

          "Redeemable Equity" of any Person means any equity interest of such Person that by its terms or otherwise, absolutely, contingently or otherwise, is required to be redeemed or is redeemable at the option of the holder thereof at any time.


          "Redemption Agent" has the meaning set forth in Section 6(f).

          "Redemption Date" as to any share of Series B Preferred Stock shall mean:


     (i) in the case of a redemption pursuant to Section 6(a), the date specified in the notice of redemption given in accordance with Section 6(e);
     (ii) in ca se of a redemption pursuant to Section 6(b) on the seventh anniversary of the Closing Date, the date of such anniversary; or

     (iii) in ca se of a redemption pursuant to Section 6(c), the tenth Business Day after the Section 6(c) Election Notice is given;

provided that in none of the foregoing cases shall such date be a Redemption Date unless (A) the applicable Redemption Price is actually indefeasibly paid in full on such date or (B) such date is a Business Day and the consideration sufficient for the payment thereof, and for no other purpose, has been indefeasibly deposited in a trust fund with the Redemption Agent, with irrevocable instructions and authority to the Redemption Agent to pay the Redemption Price, all in accordance with Section 6(fg), and if the Redemption Price is not so indefeasibly paid in full or the consideration sufficient therefor is not so indefeasibly deposited, then the Redemption Date will be the date on which such Redemption Price indefeasibly and is fully paid or the first Business Day on which the consideration sufficient for the payment thereof, and for no other purpose, has been so indefeasibly deposited

          "Redemption Price" means, as to any share of Series B Preferred Stock that is to be redeemed on any Redemption Date pursuant to any subsection of Section 6, the redemption price determined pursuant to such subsection.

          "Reference Price" means, as of any time, the higher of (x) the Conversion Price then in effect or (y) the Current Market Price per share of the Common Stock determined as of such time.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, among the Corporation, the Purchasers and the other stockholders of the Corporation who are parties thereto as the same may be amended from time to time in accordance with its terms.

          A "Reorganization Event" shall be deemed to have occurred upon the happening of any of the following:

               (i) the appointment of a receiver or trustee to administer all or al substantial portion of the Corporation or any Significant Subsidiary's assets which shall remain in effect for 30 days;

               (ii) the filing by the Corporation or any Significant Subsidiary of a voluntary petition for relief under any Insolvency Law or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

               (iii) the making by the Corporation or any Significant Subsidiary of a general assignment for the benefit to creditors;

               (iv) the filing by the corporation or any Significant Subsidiary of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under any Insolvency Law; or

               (v) the entry of any order, judgment or decree by an court of competent jurisdiction granting relief against the Corporation or any Significant Subsidiary in a proceeding under any Insolvency Law.

          "Rights" means any options, warrants or other rights (except Convertible Securities and Series B Preferred Stock), however denominated, to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

          "Section 6(c) Election Notice" has the meaning set forth in Section 6(c).

          "Securities Act" means the Securities Act of 1993, as amended, and the rules and regulation of the Commission thereunder.

          "Senior Stock" means each class or series of capital stock of the Corporation, if any, hereafter created with the approval of the Majority Holders in accordance with Section 8 and ranking prior to the Series B Preferred Stock as to dividends, rights of redemption or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Series B Preferred Stock as to dividends, upon redemption or upon liquidation if the holders of such class or series shall be entitled to the receipt of dividends, payments on redemption or upon liquidation if the holders of such class or series shall be entitled to the receipt of dividends, payments on redemption or payments of amounts distributable upon the dissolution, liquidation or winding upon the Corporation, as the case may be, in preference or priority to the holders of shares of Series B Preferred Stock. No class or series of capital stock that ranks junior to or on parity with the Series B Preferred Stock as to rights on liquidation shall rank or be deemed to rank as senior to the series B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "Series A Preferred Stock" means the 8.25% Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Corporation.

          "Series B Certificate of Designation" means (i) the Certificate of Designation setting forth this resolution, filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law.

          "Series B Director" has the meaning set forth in Section 7(a).

          "Series B Preferred Stock" has the meaning set forth Section 1(a).

          "Series B Shares" means any issued and outstanding share of Series B Preferred Stock. In no event shall shares of Series B Preferred Stock owned or held by or for the account of the Corporation or any subsidiary thereof be deemed to be issued and outstanding for any purpose.

          "Significant Subsidiary" means a subsidiary in which the Corporation's and its other subsidiaries' (i) investments in and advances to the subsidiary exceed 15% of the total assets of the Corporation and its subsidiaries consolidated as of the end of the most recently completed fiscal year, (ii) proportionate share of the total assets of the subsidiary exceeds 15% of the total assets of the Corporation and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 15% of such income of the Corporation and its subsidiaries consolidated fro the most recently completed fiscal year.

          "Stockholders Agreement" means the Stockholders Agreement dated the Closing Date, among the Corporation, the Purchasers and certain other stockholders of the Corporation, as the same may be amended from time to time in accordance with its terms.

          "Subsidiary" means, as of any time, each Entity as to which any of the following statement is true as of such time:

     (i) such Entity is an Affiliate of the Corporation which is controlled by the Corporation, or

     (ii) the Corporation owns, or controls, directly or indirectly though one or more intermediaries, 50% or more of the outstanding equity interests in such Entity having ordinary voting power to elect a majority of the members of the board of directors or joint venture, partnership or other management committee, trustees, managers or other Persons ordinarily having the power, authority or responsibility for managing pr directing the management of such Entity, or

     (iii) the Corporation, directly or indirectly through one or more intermediaries, is entitled under ordinary circumstances to 50% or more of the profits or losses of such Entity or to receive upon dissolution and liquidation of such Entity 50% or more of the assets available for distribution to the holders of equity interests in such Entity, or

     (iv) such Entity is a partnership (general or limited), joint venture or other unincorporated Entity and the Corporation or other Subsidiary is a general partner or joint venturer thereof or has liability for the debts and obligations thereof over and obligations thereof over and above its investments therein, and in the case of any clauses (i), (ii) and (iii), disregarding the voting power, equity interests or other rights or interests which any Person other than the Corporation or another Subsidiary Corporation would or might have upon the happening of any contingency, the satisfaction of any condition or the occurrence of any event which has not happened, been satisfied or occurred as of such time.

          "TFC Holder" means (i) each of 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, 21st Century Communications Foreign Partners, L.P. a Delaware limited partnership, and
(ii) each other Person who (A) at any time acquires any Series B Shares directly or indirectly from TFC Holder in a transaction or chain of transactions not involving a public offering within the meaning of Securities Act and (B) was designated by the TFC Holder from whom such Series B Shares were acquired, as a TFC Holder in a written notice delivered to the Corporation, in each case for so long as any such Person continues to hold any Series B Shares.

          "TFC Purchase Agreement" means the Stock Purchase Agreement dated the Closing Date, among the Corporation and the Purchasers, as the same may be amended from time to time in accordance with its terms.

          "Valuation Committee" means a committee of the Board of Directors composed of (i) the Series B Director, (ii) one or more independent members of the Board of Directors and (iii) not more than one other director.

          "Wholly Owned Subsidiary" means an Entity all of the equity interests of which at the time are owned beneficially and of record by the Corporation, one or more Wholly Owned Subsidiaries of the Corporation or the Corporation and one more Wholly Owned Subsidiaries of the Corporation.

     3. Rank; Certain Restrictions; Fraction Shares; Certain Notices to be Given; Actions to Facilitate Redemption .

     (a) Rank. The Series B Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption rank prior to (i) the Common Stock, (ii) the Series A Preferred Stock and (iii) any other class or series of capital Stock of the Corporation, whether now existing or hereafter created, except (in the case of this clause (iii) only) in the case of any class or series of Parity Stock or Senior Stock hereafter created and issued with the prior approval of the Majority Holders in accordance with Section 8, to the extent otherwise provided for by the terms of such Parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock, provided that such terms shall have been furnished in writing to and approved by the Majority Holders in accordance with Section 8.

     (b) Certain Restrictions on Payments in Respect of Capital Stock. Except if and to the extent expressly authorized by Section 3(e) or with the prior approval of the Majority Holders in accordance with Section 8, so long as any Series B Preferred Stock is outstanding, the Corporation shall not, and shall cause each of subsidiaries no to:

          (i) declare or pay dividends on, or declare or make any other distribution, whether in cash, property, securities or any other form of consideration, to the holders of or otherwise with respect to, Common Stock, the Series A Preferred Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock;

          (ii) redeem, purchase or other wise acquired for cash, property, securities or any other form of consideration any Common Stock, Series A Preferred Stock or any other class or series of capital stock of the Corporation now existing or hereafter created other than the Series B Preferred Stock;

          (iii) declare or pay dividends on, or make any other distribution to the holders of or otherwise with respect to any Parity Stock, whether in cash, property, securities or any other form of consideration, except dividends declared and paid ratably on Series B Preferred Stock and each class or series of Parity Stock as to which dividends are payable or in arrears so that the amount of dividends declared and paid per share of the Series B Preferred Stock and pre share of each class or series of such Parity Stock are in proportion to the respective total amounts of unpaid dividends accrued with respect to the Series B Preferred Stock and all such classes and series of Parity Stock; or

          (iv) set aside, pursuant to a sinking fund or otherwise, any cash, property, securities or other form of consideration for any of the foregoing purposes.

     (c) Pro Rata Purchases. Unless otherwise approved by the Majority Holders and otherwise than through a redemption made pursuant to Section 6 hereof, the Corporation shall not, and shall cause each of the Subsidiaries not to purchase or otherwise acquire for value any shares of Series B Preferred Stock unless (i) such purchase or other acquisition is made pursuant to an offer made on the same terms to all holders of shares of Series B Preferred Stock and (ii) there are simultaneously purchased or otherwise acquired on such terms all shares which such holders elect to tender for purchase or other acquisition or, if the numbers of shares tendered exceeds the number offered to be purchased or otherwise acquired, a pro rata portion of such shares tendered by ea h tendering holder.

     (d) Restriction on Dividends, Redemptions, Etc. by Subsidiaries. So long as any shares of Series B Preferred Stock shall be outstanding, without the prior approval of the Majority Holders in accordance with Section 8. the Corporation will not permit any Subsidiary that is not a Wholly Owned Subsidiary to declare or pay any dividend on or declare on or declare or make any other distribution to the holders or otherwise with respect to any equity interest in such Subsidiary (whether in cash, property, securities or any other form of consideration) nor redeem, purchase or otherwise acquire for cash, property or any other form of consideration any equity interest in such Subsidiary, other than (i) distributions of available cash in excess of the amount required for operating expenses, debt service, budgeted capital expenditures, reasonable reserves for working capital and liabilities and other amounts reasonably necessary for the continued efficient operation of the business of such Subsidiary as reasonably determined by the Board of Directors or (ii) distributions of cash to the extent necessary to permit the Corporation to pay dividends on the Series B Preferred Stock on a current basis or to make redemption payments or payments on liquidation to the holders of the Series B Preferred Stock as and when required by the terms hereof, provided, in each case, that no holder (other than the Corporation or a Wholly Owned Subsidiary) of any equity interest in any Subsidiary making any such permitted distribution receives more than its proportionate share (based on the on the percentage of outstanding equity interest in such Subsidiary held by such holder) of any such permitted distribution. The Corporation will not, without the prior approval of the Majority Holders in accordance with Section 8, permit any of the Subsidiaries to issue any Preferred Interest other than issuances to the Corporation or a Wholly Owned Subsidiary.

     (e) Certain Exceptions. Subject to Section 3(f), if after the Closing Date, the Corporation, with the prior approval of the Majority Holders in accordance with Section 8 creates and issues any class or series of Parity Stock or Senior Stock, the restriction contained in clause (i),

(ii) or (iv) of Section 3(b) shall be in subject to such exceptions, if any expressly provided for by the terms of such parity Stock or Senior Stock set forth in the instrument creating and authorizing such Parity Stock or Senior Stock, provided that Such terms shall have been furnished in writing to and approved by the Majority Holders in accordance with Section 8.

     (f)  Limitations When Liquidation Preference Impaired   Unless otherwise
approved by the Majority Holders, notwithstanding any other provision of this resolution or otherwise, neither the Corporation nor any Subsidiary shall declare or pay dividends on, declare or make any other distribution to the holders of or otherwise with respect to, any Junior Stock or Parity Stock, whether in cash, property, securities or any other form of consideration, or redeem, purchase or otherwise acquire for cash, property, securities or any other form of consideration any thereof, nor set aside, pursuant to a sinking found or otherwise, any cash, property, securities or other form of consideration for any such purpose, if after giving effect to such dividend, distribution, redemption, purchase or other acquisition, the amount (as reasonably determined by the Board of Directors in good faith) the would be legally available for distribution to the holders of the Series B Preferred Stock upon liquidation, dissolution or winding up of the Corporation (after Satisfaction of all obligations in respect of Senior Stock) if such liquidation, dissolution or winding up where to occur on the date fixed for such dividend, distribution, redemption, purchase or other acquisition would be less than the aggregate Liquidation Price as of such date of all shares of Series B Preferred Stock then outstanding, except any such dividends, distributions, redemptions, purchases or other acquisitions approved in the specific instance by the holders of the Series B Preferred Stock in accordance with Section 8 after disclosure to them by the Corporation that such impairment of the liquidation preference of the Series B Preferred Stock would result.

     (g) Fractional Shares. Fractional shares of Series B Preferred Stock may be issued, either upon original issuance pursuant to the Purchase Agreements or from time to time thereafter upon transfers or exchanges of outstanding shares (or fraction shares) thereof certificates therefor. Each fractional share of Series B Preferred Stock, if any outstanding shall be entitled to ratably proportionate amount of all dividends accruing, declared or paid with respect to each outstanding whole share of Series B Preferred Stock pursuant to Section 4 and of all payments due or made with respect to each outstanding whole share of Series A Preferred Stock pursuant to Section 5 or Section 6; all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declare) and shall be payable in the same manner and at the same time as provided for in Section 4 with respect to dividends on each outstanding whole share of Series B Preferred Stock; and all such payments pursuant to Section 5 or Section 6 with respect to such outstanding fraction shares shall be payable in the same manner and at such time as provided for in Section 5 or
Section 6 (as the case may be) with respect to such payments on each outstanding whole share of Series B Preferred Stock. The holder of each such fractional share shall otherwise be entitled to all of the rights, powers, preferences, and be subject to the same qualifications, limitations and restrictions, as the holders of whole shares of the Series B Preferred Stock, including conversion rights pursuant to Section 9.

     (h) Certain Notices and Other Obligations Relating to Change in Control or Reorganization Events. If the Corporation agrees or the Board of Directors passes a resolution authorizing the Corporation to voluntarily consummate or take, or assist any one or more of the holders of its Common Stock in consummating or taking, any transaction or action which would, if consummated, result in the Change in Control, or if the Corporation receives formal written notice that one or more of the holders of its Common Stock have agreed to engage in any such transaction, then it shall send to each holder of Series B Preferred Stock, at least 15 days prior to the scheduled or anticipated closing of such transaction (or, in the case where the Corporation receives formal written notice of such transaction, immediately upon receiving such formal written notice if such notice is received less that 15 days prior to the scheduled or anticipated closing of such transaction), a written notice which will summarize the Material terms of such transaction, and if any of such terms change in any material respect prior to such closing, the Corporation shall promptly notify the holders of the Series B Preferred Stock in writing. If any Change in Control occurs, the Corporation shall give the holder of the Series B Preferred Stock written notice thereof promptly, and in any subsidiary's Board of Directors or other governing body plans or authorizes, to take any voluntary action intended to result in any Reorganization Event, or if the Corporation receives formal written notice that any other person plans to take or has taken any action intended to result in an involuntary Reorganization Event, then it shall immediately send to each holder of Series B Preferred Stock (or, in the case where the Corporation receives formal Written notice of such action, immediately upon receiving such formal written notice), a written notice to the effect stating the material relevant facts relating thereto and shall thereafter keep each such holder appraised on the current basis of all related material developments. If any Reorganization Event occurs, the Corporation shall give the holders of Series B Preferred Stock written notice thereof promptly, and in any event not later than the next Business Day after the Corporation has knowledge of such occurrence, and such notice shall summarize the material facts relating to such Reorganization Event. Each notice given by the Corporation pursuant to the second or fourth sentence of this Section 3(g) shall be accompanied by an appropriate form (an "Election Form") by which the Holders of the Series B Preferred Stock may(i) elect whether or not to require the Corporation to redeem shares of the Series B Preferred Stock pursuant to Section 6(c) and
(ii) state the number of shares of Series B Preferred Stock held by such holder which would be redeemed pursuant to Section 6(c) in the event such redemption is demanded by the Majority Holders. If, at any time within a period of 30 days after Election Forms from holders of at least a majority of the outstanding shares of Series B Preferred Stock how elect to require the Corporation to redeem shares of the Series B Preferred Stock pursuant to
Section 6(c), it shall promptly thereafter redeem from all holders of Series B Preferred Stock pursuant to Section 6(c), it shall promptly thereafter redeem from all holders of the Series B Preferred Stock pursuant to Section 6(c), it shall promptly thereafter redeem from all holders of Series B Preferred Stock, in accordance with Section 6(c) and the other applicable provisions of this resolution, all outstanding shares of Series B Preferred Stock; provided, however, that the Corporation not voluntarily consummate or take, or assist any of the holders of its Common Stock in consummating or taking, any transaction or action which would result in a Change in Control unless (i) prior to the date such transaction is closed or such action is taken, the procedures specified in this Section 3(h) shall have been followed and the period of 30 days referred to in this sentence shall have expired,
(ii) if the Corporation would be required to redeem all shares of Series B Preferred Stock by virtue of such Change in Control, the Corporation shall have deposited with Redemption Agent in accordance with Section 6(f) funds sufficient to redeem on the applicable Redemption Date all such shares required to be redeemed at the applicable Redemption Price and (iii) the Corporation shall have given written notice of its compliance with subclause
(ii) of this sentence to each holder of Series B Preferred Stock. The provisions of this Section 3(h) shall apply successively to each Change of Control or

Reorganization Event which may occur.

     (i) Actions to Facilitate Required Redemption. If, at any time that any redemption of shares of Series B Preferred Stock is, or with the passage of time after any notice will be, required by any provision of this resolution, the Corporation is in material violation or breach of the terms of any material indebtedness of the Corporation or a default or event of default with respect to or under any material indebtedness of the Corporation exists and has not been waived or cured, if the Corporation is insolvent under applicable law, or if the Corporation's capital is impaired under the law of the jurisdiction of incorporation, or if any such violation, breach, default, event of default, insolvency or impairment of capital or any material violation of law would result from such redemption, then the Corporation shall (i) promptly give written notice to such effect to the holders of the Series B Preferred Stock, (ii) subject to the applicable provisions of the Stockholders Agreement, take, as hereafter provided in this
Section 3(i), all reasonable lawful actions to cure or avoid such violation, breach, default or event of default, to restore or preserve its solvency or to cure or avoid such impairment of capital, in each case as necessary to enable to Corporation to make such redemption to the fullest extent possible, including (A) the sale of additional equity securities, (B) any necessary action under applicable law to reduce the Corporation's stated capital or otherwise increase the Corporation's surplus or other funds legally available, (C) additionally borrowings by, or a refinancing of the debt of, one or more Company Parties, (D) assent sales by one or more Company Parties (E) sales of one or more Company Parties to third parties and (ii) no latter than thirty days after the date of delivery of the notice referred to in clause (i) of this sentence, engaged (at the Corporation's sole expense) a nationally recognized independent investment banking firm reasonably acceptable to the Majority Holder (such firm, the "Advisor") in order to advise and assist the Corporation in connection with the actions to be taken by the Corporation (each such action, an "Action"), including without limitation the actions enumerated in subclauses (A)-(E) of clause (ii) of this sentence. The Corporation and the Advisor shall submit to the holders of the Series B Preferred Stock, no later than sixty days after the date of the notice referred to in clause (i) of the immediately preceding sentence, a proposal setting forth the Action proposed to be taken by the Corporation. Any proposed Action that is approved by the affirmative vote of the Majority Holders and by the Investors (as defined in the Stockholders Agreement), pursuant to the Stockholders Agreement (if such approval is required by the terms thereof) (each, an "Invest Approved Action") shall be pursued by the Corporation in good faith as quickly as practicable. In the event that the Investor Approved Actions include a sale of a Company Party or assets of a Company party, then no later than 120 days after such approval (one hundred fifty days if the Advisor assisting in the sale shall advise the Corporation in Writing shall such additional period is reasonably likely, in its good faith judgement, to result in a higher price being obtained in such sale) or such later date as may be agreed upon by the Corporation and the Majority Holders, the Board of Directors shall accept the highest bid submitted for such sale deemed by the Advisor to represent an "adequate" price for such assets or such Company party (the values of such bids to be determined by the Advisor). Any holder of shares of Series B Preferred Stock and any Affiliate of any such holder of the Corporation shall be entitled to submit its own bid in the competitive bidding process. In the event that the Investor Approved Action include (i) a sale of additional equity securities or debt securities of any Company Party or (ii) additional borrowings by or a refinancing of the debt of any Company Party, the Corporation will take and cause each other affected Company Party to use its best efforts to consummate such proposed Action within 120 days after such approval or by such later date as may

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


be agreed upon by the Corporation and the Majority Holders. Consistent with his or her fiduciary duties as a director of the Corporation, each director of the Corporation (whether or not a Series B Director) shall approve the taking by the Corporation of each Investor Approved Action and, if any approval or other action by any of the Corporation's stockholders in required by applicable law in order to authorize, or otherwise in connection with, the taking of such Investor Approved Action, shall recommend that such stockholders give such approval and take such other action, but this sentence shall not be construed as establishing any requirement for unanimous approval by the Board of Directors in order to authorize any Investor Approved Action or other wise the vote required under applicable law, this resolution or the Corporation's Certificate of Incorporation. Nothing contained in this
Section 3(h) is intended to eliminate, qualify, modify or limit the rights of the holders of the Series B Preferred Stock under any provision of this resolution or any other rights or remedies which such holders may have at law, in equity or by contract in the event of the failure of the Corporation to redeem shares of Series B Preferred Stock as and when required by this resolution.

     4.   Dividends.

     (a) Dividend Rate; Dividend Payments Dates; Etc. The holder of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, other of funds legally available therefor, cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Liquidation Price of each share of the Series B Preferred Stock at the rate of 15.% per annum, from and including the Issue Date of such share to and including the date on which the Liquidation Price or Redemption Price of such share is made available pursuant to Section 5 or Section 6, respectively or such shares is converted pursuant to Section 9. Accrued dividends on the Series B Preferred Stock shall be payable, on December 1, 1996 and thereafter quarterly on March 1, June 1, September 1, and December 1 of each year (each a "Dividend Payment Date"), to the holders of record of the Series B Preferred Stock as of the close of business on the applicable Record Date. Dividends shall be fully cumulative and shall accrue on a daily basis based on a 365-or 366-day year, as the case may be, without regard to the occurrence of a Dividend Payment Date or Accrual Date and whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" with respect to any share of Series B Preferred Stock as of the First Accrual Date after the Closing Date or as of any other date after the Closing Date that is not an Accrual Date shall be calculated on the Basis of the actual number of days elapsed from the including the Closing Date, in the case of the first Accrual Date and any date of determination prior to the first Accrual Date, or from and including the last preceding Accrual Date, in the case of any other date of determination, to and including such date of determination which is to be made, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board of Directors declares any dividend pursuant to this Section 4(a), notice of the applicable Record Date and relate Dividends Payment Date shall be given, not m ore than 45 days nor less than 10 days prior to such Record Date, to the holders of record of the Series B Preferred Stock at their respective addresses as the same appear on the books of the Corporation or are supplied by them in writing to the Corporation for the purpose of such notice.

     (b)  Compounding of Dividends; Addition to Conversion Value.  On each

Dividend Payment Date, all dividends that have accrued on each share of Series B Preferred Stock during the immediately preceding Dividend Period shall, to the extent no paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Conversion value of such shares effective as of such Dividend Payment Date and shall Remain a part thereof. All dividends that have accrued on each shares of Series B Preferred Stock during any Dividend Period shall, to the extent not paid in full on the first Dividend Payment Date after the Ends of Such Dividend Period for any Reason (wether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Price of such shares effective as of the first Accrual Date afer the last day of such Dividend Period and shall remain a part thereof to and including the date on which the liquidation Price or Redemption Price of such share is made available pursuant to Section 5 or Section 6, respectively. No accrued dividends (or dividends accrued thereon) which have been added to Conversion Value or Liquidation Price of any Series B Share may be subsequently declared or, expect in accordance with Section 5 or Section 6, paid by the Corporation with the Consent of the holder of such Series B Share.

     (c) Pro Rata Declaration and Payment of Dividends. All dividends paid with respect to shares of Series B Preferred Stock pursuant to this Section 4 shall be declared and paid pro rata to all the holder so f the shares of Series B Preferred Stock outstanding as of the applicable Record Date.

     5. Distributions upon Liquidation, Dissolution or Winding Up. In the Event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of shares of the Series B Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution to the holder of any Junior Stock (in their capacity as holders of such Junior Stock) shall be declared, made or provided for are or any cash, property or other consideration shall be set aside for such purpose, an amount in cash or property at its fair market value, as reasonably determined by the Board of Directors in good faith, or a combination thereof, per hare, equal to the sum of the Liquidation Price as of the date of the payment or distribution thereof to the holders Series B Preferred Stock plus all unpaid dividends accrued on such share during the period from and including the Accrual Date immediately preceding such date (or the Issue Date if there was no prior Accrual Date) through and including such date of payment or distribution whether or not such unpaid dividends have been earned or declared). If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation available for distribution to its stockholders hall be insufficient to permit payment in full to the holders of the Series B Preferred Stock and the holders of all other classes of series of Parity Stock, if any, which rank on a parity basis with the Series B Preferred Stock with respect to distributions upon such limitation, dissolution or winding up of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation available for distribution to stockholders shall be distributed ratably to such holders in proportion to the respective full preferential amounts to which the shares of Series B Preferred Stock and all such classes and series Parity Stock would otherwise be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporation snot the sale, transfer or lease of all or substantially all the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

     6.   Redemption.

     (a) At Corporation's Option. Unless otherwise approved by the Majority Holders in accordance with Section 8, at any time after the Closing Date and prior to the seventy anniversary of the Closing Date, all but not less than all of the Series B Preferred Stock outstanding may be redeemed at the option of the Corporation at the Redemption Price equal to Three Hundred Eight Dollars ($308.00) per share. The Corporation shall not exercise it right of redemption pursuant to this Section 6(a) unless such redemption does not and shall not result in impairment of the Corporation's capital, otherwise result in a violation of applicable law or result in a material branch, violation, default or event of default under any agreement or instrument to which the Corporation is a party or by or to which it or its assets are bound or subject and unless the Corporation is not then insolvent and would not be rendered insolvent as a result of such redemption.

     (b) Mandatory Redemption. The Corporation shall redeem, on the seventh anniversary of the Closing Date, all shares of Series B Preferred Stock then outstanding at a Redemption Price per share equal to the sum of the Liquidation Price of such share determined as of the applicable Redemption Date plus all unpaid dividends (wether or not earned or declared) accrued on such share during the period from the including the Accrual Date immediately preceding such Redemption Date through the including such Redemption Date.

     (c) Redemption at option of Holders Upon Change in Control or Reorganization Event. In the event of the occurrence of a Change in Control or any Reorganization Event, the Majority Holders shall have the right to require the Corporation to redeem, on the applicable Redemption Date, all of the outstanding shares of the Series B Preferred Stock at he applicable Redemption Price per share specified below in this Section 6(c). Such right may be exercised by one or more Election Forms or any other written notice (collectly, a "Section 6(c)Election Notice") to such effect which, collectively, have been signed by the holder of at least a majority of the then outstanding shares of Series B Preferred Stock and given to the Corporation at any time after the date of occurrence of such Change in Control or Reorganization Event (as the case may be) and prior to the expiration of the period of 30 days after written notice of such occurrence is given to the holders of Series B Preferred Stock pursuant to Section 3(h) or, if the penultimate sentence of Section 3(h) is applicable, at any time within the period of 30 consecutive days after the written notice referred to in clause (iii) of such sentence is given; provided however, the in the case of any Reorganization Event, such 30-day period shall be extended by a number of days equal to the number of days, if any during which entered the exercise of such right or the redemption by the Corporation of Series B Preferred Stock pursuant to this Section 6(c), the Redemption Price per shares of the Series B Preferred Stock shall be equal to the sum of the Liquidation Price of such share determined as the applicable Redemption Date plus all unpaid dividends (whether or not earned or declared) accrued on such share during the period from and including the Accrual Date immediately preceding the applicable Redemption Date (or the Issue Date, if the first Accrual Date has not yet occurred) though and including such Redemption Date.

     (d)  From the Source of Redemption Payments.  The Redemption Price

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

for all shares redeemed pursuant to Section 6(a), Section 6(b) or Section 6(c) shall be paid in cash from unrestricted funds legally available for such purpose.

     (e) Notice of Redemption. Notice of any redemption by the Corporation pursuant to Section 6(a), Section 6(b) or Section 6(c) shall be given to the holders of record of the shares of Series B Preferred Stock to be redeemed , at their respective addresses as the same appear upon the books of the Corporation or are supplied by the them in writing to the Corporation for the purpose of such notice. In the case of the redemption pursuant to Section 6(a) or Section 6(b), such notice shall be given not more than 45 days nor less than 10 days prior to the applicable Redemption Date; and in the case of a redemption pursuant to Section 6(c), such notice shall be given to earlier than the date of related Section 6(c) Election notice is given or later than the tenth Business Day prior to the applicable Redemption Date. In addition to any information required by lay or by the applicable rules of any national stock exchange or national interdealer quotation system on which the Series B Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will upon presentation and surrender of the stock certificates evidencing such shares, be redeemed shall state the name and address of the Redemption Agent appointed in accordance with Section 6(f).

     (f) Deposit of Redemption Price. If any shares of Series B Preferred Stock are to be redeemed pursuant to Section 6(a), Section 6(b) or Section 6(c), then on or before the applicable Redemption Date the Corporation shall deposit, in an irrevocable trust fund for the sole purpose of redeeming the shares of Series B Preferred Stock to be redeemed on such Redemption Date, with any bank or trust Company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at lease $250,000,000 or having capital, undivided profits and surplus aggregating at lest $250,000,000 on a consolidated basis with such bank's or trust company's parent , provided however, that, in such bank or trust company (the "Redemption Agent"), immediately available unrestricted funds legally available for such purpose sufficient to redeem for the applicable Redemption Price on such purpose sufficient to redeem for the applicable Redemption Price on such Redemption Date the shares of Series B Preferred Stock called redemption or otherwise required to be redeemed in accordance with Section 6(a), Section 6(b) or Section 6(c), with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to pay, commencing on such Redemption Date or prior thereto, the Redemption Price of the Shares of Series B Preferred Stock to be redeemed to their respective holders upon the surrender of share of Series B Preferred Stock to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to respect to such shares and shall have no rights with respect thereto, except to right to receive payment, as provided in this resolution, of the Redemption Price of such Redemption Date, upon surrender of the certificates therefor. Any funds so deposited with the Redemption Agent by the Corporation and unclaimed for six months from the Redemption Date shall (unless an applicable escheat or abandoned property law designates another Person) be paid to the Corporation, after which repayment the holders of such shares of Series B Preferred Stock shall look to the Corporation for the payment of the Redemption Price therefor, without interest

     7.   Board Representation.

     (a) Right to Elect Director. The holders of the Series B Preferred Stock shall be entitled to vote as a separate class for the election of one director of the Corporation. The director whom, at any time and from time to time, the holders of the Series B Preferred Stock elect or are entitled to elect voting as a class is sometime herein referred to as the "Series B Director." Subject to earlier death, registration or removal pursuant to
Section 7(c), each Series B Director elected or appointed at any time as provided herein shall server until the next annual meeting of the Corporation's stockholders and his or her successor shall have been elected as provided herein. At their option and in their sole discretion and for any one or more periods of any length of time, the Majority Holders at any time and from time to time may choose not to exercise their right to elect a Series B Director or to fill any vacancy existing in the office of the Series B Director, without prejudice to any subsequent of existing in the Majority Holders may (in their sole discretion) choose to have a representative appointed by them to attend any one or more meetings of the Board of Directors as an observer, and such representative shall be entitled to receive the same notice of meetings of and proposed actions by the Board of Directors as directors generally.

     (b) Manner of Election. Subject to the to of this last sentence of this Section 7(b), Series B Directors shall be elected (and if such directors previously have been elected and any vacancy shall exist, such vacancy shall be filled either (i) by written consent of the Majority Holders given in accordance with Section 8(a); or (ii) by the vote of the Majority Holders voting as a separate class in accordance with Section 8(b), at (A) annual meeting of the shareholders of this Corporation, or (B) a special meeting of the holders of Series B Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called the Secretary of this Corporation upon the written request of the holder of record of 5% or more of number of shares of Series B Preferred Stock then outstanding; provided however, that if the Secretary of this Corporations shall fail to call any such special meeting within to days any such request, such meeting may be called by any holder or holders of 5% or more of the number of shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be entitled to call any such special meeting in the case of any such request received by this Corporation less than 45 days before the date fixed for any annual meeting of stockholders, and if in such case on special meeting si not called, the holders of Series B Preferred Stock shall be entitled to vote (as a class) at such annual meeting to elect the Series B (or to fill such vacancy).

     (c) Removal. Any Series B Director may at any time and from time to time be removed, with or without cause, by and only by the Majority Holders. Any vacancy in the office of Series B Director resulting from death, resignation or removal or existing for any other reason may be filled only by the Majority Holders. Any director elected to fill a vacancy shall serve the same term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

     (d)  Certain Procedural Matters.    So long as the holders of the Series
B Preferred Stock shall have the right to elect a Series B Director: any one or more members of the Board of Directors or any committee thereof may participate in meetings of the Board of Directors by conference telephone; each member of the Board of Directors or any committee thereof shall be given not less than three days prior written notice of each of the Board of Director or such committee (or two day prior written notice in case of meeting to consider emergency matters), specifying the time and place of such meeting and the matters to be discussed thereat, unless such member signs (either before or after such meeting) a written waiver of his right to be given such notice, or attends such meeting without protesting (prior thereto or at the commencement thereof) the failure to be given such notice; each member of the Board of Directors or any committee thereof shall be given not less than three days prior written notice of any action proposed to be taken by the Board of Directors or such committee without a meeting (or two days' prior written notice in case of proposed actions involving emergency matters), unless such member signs (either before or aft such action is taken) a written waiver of his right to be given such notice, or gives his written consent to such action without protesting the failure to be given such notice; no executive committee of the Board of Directors and no other committee of the Board of Directors which is authorized to exercise any powers of the Board of Directors, shall be created except as provided in Section 7(f) or otherwise with the concurrence of the Series B Director in office at the time such committee is created (or if a vacancy in the office of Series B Director shall exist, with the concurrence of the Majority Holders); and at any meeting of the Board of Directors or any committee thereof, a quorum for the purpose of taking any action shall require the presence in person or participation by conference telephone or similar communications equipment of a number of directors equal to at least a majority of the entire Board of Directors or the entire committee.

     (e) Identification. The Corporation" (i) to the fullest extent permitted by applicable law, indemnify each director and former Series B Director who is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Person Paw in connection with such action, suit or proceeding and (ii) pay in advance, or advance to each such director and former director for payment of, expenses incurred in defending any such action, suite or proceeding to the maximum extent permitted by Section 145(e) of the General Corporation Law of the State of Delaware (or any statutory provision). The rights conferred on any Person by this Section 7(e) shall not be exclusive of any other rights which such Person may have or acquire under any , under the Corporation's Certificate of Incorporation, under the Corporation's By-laws, under any agreement vote of stockholders or disinterested directors or otherwise.

     (f) Audit and Compensation Committees. Unless the Majority Holders otherwise agree, so long as the holders of the Series B Preferred Stock shall have the right to elect a Series B Director, the Board of Directors shall have an audit committee and a compensation committee (the "Compensation Committee"), each of which shall have three members one of whom shall be the Series B Director and at least one other of whom shall be an independent director (as defined below in this Section). The audit committee will have the authority and responsibility for the selection, engagement or discharge of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement reviewing the Corporation's system of internal accounting controls, investigations in matter within scope of its functions and performing any and all other such functions customarily performed by audit committees of public companies. The Compensation

Committee will have the authority and responsibility for establishing and the stock, incentive and other employee benefit plans of the Corporation, establishing and changing the compensation of executive officers approving or amending existing and proposed employment agreements between the on and its executive officers and performing any and all other such functions customarily performed by compensation committees of public companies.
Without limiting the generality of the foregoing, the Compensation Committee will have the authority and responsibility, in administering any stock, incentive or other employee benefit plans, including any such plans in effect on the Closing Date, to d c the persons to whom awards or benefits may be made, to d the wm and conditions (which need not be identical) of each award made or benefit conferred (including the timing and type of award or benefit the exercise or exercise or price for any award of stock or stock options, and terms related to vesting, exercisability, forfeiture and termination), and to interpret the provisions of each such plan. For purposes of this Section, an "independent director" is an individual who (unless otherwise approved by the Majority Holders) (i) has either a significant financial investment in the Corporation or a significant strategic position or expertise relative to die business of the Corporation and (B) is not (A) an officer or employee of the Corporation or any of its Subsidization (B) a director, employee, partner, manager or other member of management of any of Affiliate of the Corporation (except a director of a Subsidiary of the Corporation), (C) a relative of any Person described in subclause (ii)(A) or
(ii)(B) or (C) a of any trust or estate in which any Person described in subclause (ii)(A), (ii)(B) or (ii)(C) is a beneficiary has a substantial beneficial interest.

     8.   Actions by Holders Generally; Consistent Charter and By-law
Provisions.

     (a) Actions by Written Consent or at Meetings. With respect to actions by the holders of the Series B Preferred Stock upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken either at a meeting of such holders or without a stockholder meeting by the written consent of holders of shares of Series B Preferred Stock having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at, a meeting at which all shares of Series B Preferred Stock entitled to vote were present and voted. Notice shall be given in accordance with the applicable provisions of the Delaware Business Corporation Law of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Series B Preferred Stock on the record date whose shares were not represented on the written consent.

     (b) Meetings. At any meeting having as a purpose either the election of Series B Directors or any other vote or action by holders of the Series B Preferred Stock, the presence, in person or by proxy, of the holders of record of at least a majority of the Series B Preferred Stock then outstanding, shall be required and be sufficient to constitute a quorum of such class for any such purpose, and the five vote of the Majority Holders present in person or by proxy at such meeting shall be the act of the Series B Preferred Stock. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of Series B Preferred Stock shall not prevent the election of the election of directors to be elected by the holders of shares other than the Series B Preferred Stock or the taking of any other action which they are entitled to take, and the absence of a quorum of holders of shares other that Series B Preferred Stock shall not prevent the election of any director to be elected by the holders of the Series B Preferred Stock or the taking of any other action which they are entitled to take and (ii) in the absence of such quorum, either of holders of the Series B Preferred Stock or of shares other dm the Series B Preferred Stock (or both), a majority of the holders, present in person or by proxy, of the class or class of stock which lack a quorum shall have power to adjourn the meeting for the election directors which they are entitled to elect or the taking of any other action which they are entitled to take, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     (c) Consistent By-laws and Charter. The Certificate of Incorporation and the By-laws of the Corporation shall at all dm contain provisions consistent with the provisions, and intent of Section 7, Section 8, and
Section 9 and the other provisions of this resolution.

          9.   Conversion,

          (a) Conversion Right Generally. Unless previously redeemed in accordance with Section 6, each share of Series B Preferred Stock may be converted at the option of the holder thereof, in whole or in pan, at any from and from time to time on and after the Closing Date, into fully paid and nonassessable Shares of Common Stock at the Conversion Rate in effect at the time of conversion and in the manner and on the terms and conditions hereinafter provided in this Section 2. The number of whole or factional shares of Common Stock into which each share of Series B Preferred Stock shall be convertible as of any time shall be equal to the quotient determined by dividing (i) the Conversion Value of such sham de as of such time by (ii) the Conversion Price as of such time. The Conversion Rate, the Conversion Price and the kind, number and amount of securities and other property deliverable upon conversion of any Series B Shares shall be subject to adjustment from time to time as set forth in this Section 9. The conversion right provided by this Section 9 with respect to any Series B Share redeemed in accordance with Section 6 shall terminate as of, and may be exercised at any time prior to, the close of business on the applicable Redemption Date. In case cash, property or securities other than Common Stock shall be payable, deliverable or issuable upon conversion, then all references to Common Stock in this Section 9 shall be deemed to apply, so for as appropriate and as nearly as may be, to such cash, property or other securities. Upon the occurrence of a Qualified IPO or on such date or dates as of which holders of more dm 75% of the shares of Series B Preferred Stock outstanding on the Issue Date have converted their shares of Series B Preferred Stock into Common Stock in accordance with the provisions of this
Section 9, the Corporation may elect, by written notice to that effect given to each holder of Series B Preferred Stock within 10 Business Days after such occurrence, to require that all, but not less than all, outstanding shares of Series B Preferred Stock be converted in accordance with this Section 9, and the giving of such notice by the Corporation shall have the same effect for purposes of this Section 9 as if each holder of Series B Shares gave, on the date such notice is given, a notice of conversion p t to Section 9(b). Upon the date set by the Corporation for such conversion in accordance with this
Section 9(a) as specified in the notice to holder of Series B Preferred Stock each holder of Series B Preferred Stock will be deemed to be converted into such number of shares of Common Stock of the Corporation as set forth in this
Section 9 and the holders of such shares of Series B Preferred Stock shall no longer have any rights or obligations pursuant to the Series B Certificate of Designation but shall instead have all the rights and obligations of holders of the Corporation's Common Stock.

          (b) Mechanics of Conversion. In order to convert any Series B Sham, the Holder thereof shall deliver to the Corporation at its principal executive offices within the United States or at another officers or agency designated by the Corporation p t to Section 9(g), of the certificate(s) evidencing the Series B Share(s) to be convent which certificate(s), if the Corporation shall so requea shall be duly endorsed to the Corporation or in blank or accommied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form reasonably satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the Series B Share(s) represented by said certificate(s) in accordance with the terms of this Section 9, and shall state in writing therein the name or names and denomination or denominations in which such Holder wishes certificate(s) for Common Stock to be issued. Every such notice of election to convert shall constitute a contract the holder of such Series B Share(s) and the Corporation, whereby the holder of such Series B Share(s) shall be deemed to subscribe for the amount of Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series B Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series B Preferred Stock to be converted, and whereby the Corporation shall be deemed to agree that the surrender of the shares of Series B Preferred Stock to be converted shall constitute full payment of such subscription for such Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Series B Preferred Stock, accompanied by the written notice above prescribed, issue and deliver at such offices of the Corporation or at such other office or agency to the Person for whose account such Series B Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of the Series B Preferred Stock to be converted, and the Person or Persons entitled to receive the Common Stock issuable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder of such Common Stock on such date. Notwithstanding the foregoing, if any notice of conversion given by any Holder states that such conversion is in connection with an offering of securities registered or to be registered pursuant to the Securities Act, then such conversion may, at the option of such Holder, be conditioned upon and deferred until the closing of the sale of such securities pursuant to such offering, in which event the Series B Share(s) covered by such notice shall not be deemed to have been converted until immediately prior to the closing of such sale and the Corporation shall, unless otherwise instructed by such Holder, deliver the stock certificate(s) and any cash, securities or other property to which such Holder shall be entitled at such time or times as such holder shall reasonably request.

     (c) Expenses and Taxes. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of the shares of Common Stock and cash, property or other Securities which any Holder is entitled to receive upon conversion of any Series B Share(s). The Corporation shall not be required, however, to pay any stamp, stock transfer or other similar tax or other governmental charge required to be paid solely by virtue of any transfer involved in the issue of Shares of Common Stock in any name other than that of the Holder of the Series B Share(s) converted at the order of such Holder, and if any such transfer is involved, the Corporation shall not be required to issue or deliver the shares of Common Stock as to which such tax or charge is applicable until such tax or other charge shall have been paid or it has been established to the Corporation's reasonable satisfaction that no such tax or other charge is due.

     (d) Fractional Shares of Common Stock. If the number of shares of Common Stock purchasable on the conversion of Series B Share(s) is not a whole number, the Corporation shall not be required ti issue any fraction of a share of Common Stock and such number of shares issuable shall be rounded up to the nearest whole number, the Corporation shall no be required to issue any fraction of a share of Common Stock and such number of shares issuable shall be rounded up to the nearest whole number. If a certificate or certificates evidencing more than Series B Share shall be surrendered for conversion thereof shall be computed on the basis of the aggregate number of Series B Shares so surrendered for conversion. Notwithstanding the provisions of this Section 9(d), in computing adjustments to the Conversion Rate pursuant to Section 9, fractional shares of Common Stock shall be taken into account as provided in Section 9(p)(C) and any outstanding Series B Share may at any time represent the right to receive upon conversion less than one share of Common Stock or some other number of shares of Common Stock which is not a whole number.

     (e) Covenant to Reserve Shares for Issuance on Conversion. The Corporation shall at all times reserve and keep available out of the Authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of Series B Shares, the full number of shares of Common Stock issuable if all outstanding Series B Shares were to be converted in full. All shares of Common Stock which shall be issuable upon conversion of any Series B Share shall be newly issued, duly authorized, validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, and the issuance thereof shall not give rise or otherwise be subject to preemptive or similar purchase rights on the part of any Person or Persons, and the Corporation shall take any corporate and other actions that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable all shares of Common Stock and all shares of the Corporation's capital stock of any other class or series issuable upon conversion of the Series B Preferred Stock. The Corporation hereby authorizes and directs its current and future transfer agents, if any, for the Common Stock and for any shares of the Corporation's capital stock of any other class or series issuable upon the conversion of the Series B Preferred Stock at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Corporation shall supply such transfer agents with duly executed stock certificates for such purposes.

     (f) Compliance with Governmental Requirements; Listing of Shares; Hart-Scott-Rodino Act.

     (A) If issuance of any Conversion Securities issuable upon conversion of any Series B Share(s) require, under any applicable federal, state, local or foreign law, rule or regulation or any applicable requirement of any national securities exchange or inter-dealer quotation system, any nation, qualification, listing or approval before such shares may be issued upon conversion, the Corporation shall in good faith, as promptly as practicable and at its expense, diligently endeavor to cause such shares to be duly registration qualified approved or listed, as the case may be, and the conversion of such Series B Shares shall be suspended for the period during which such registration, qualification, approval or listing is being diligently pursued or sought by the Corporation. Without limiting the generality of the foregoing, if any shares of Common Stock or other capital stock or securities required to be reserved for issuance upon conversion pf Series B Shares require registration or qualification with any governmental authority under any federal or state law before such shams may be so issued, the Corporation will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered. During all periods during winch shares of Common Stock or any other capital stock or securities of the same class, series or issue as are issuable upon conversion of any Series B Share are listed, qualified or otherwise eligible for trading or quotation on any national securities exchange or the Nasdaq National Market, the National Association of Securities Dealers, Inc. Automated Quotation System or any similar quotation system, the Corporation shall cause all shares of Common Stock, and all such other capital stock and securities, issuable upon conversion of such Series B Share to be listed qualified or eligible for trading or quotation thereon upon issuance thereof.

          (B) If any Holder is advised by its own legal counsel that its intended conversion of any Series B Shares would or might be subject to the HSR Act, the Corporation shall promptly comply with any applicable requirements under the HSR Act relating to filing and furnishing of information (the "HSR Report") to the Federal Trade Commission (the "FTC") and the Antitrust division of the Department of Justice, such actions to include, without limitation, (i) filing the HSR Report and taking all other Action required by the HSR Act, (ii) coordinating with respect to the filing of the HSR Reports of such Holder and the Corporation (and exchanging drafts thereof), so as to present all required HSR Reports to the FTC and the Department of Justice at the time selected by such Holder, and to avoid substantial errors or inconsistencies among such HSR reports in the description of the transaction, (iii) complying with any additional request for documents or information made by the FTC or the Department of Justice or by a court and assisting the other parties to so comply and (iv) causing all Persons which are pare of the same "person" (as defined for purposes of the HSR ACT) as the Corporation to cooperate and assist in such filing and compliance. If any Holder is advised by its own legal counsel that its intended conversion of a Series B Share(s) would or might e subject to any other law, rule or regulation which requires any filing with or review or approval by any governmental authority or agency, the Corporation shall promptly comply any costs or expenses that it incurs in complying with this
Section 9(f)(B), except that each shall pay on half of any fee payable to the FTC or the Department of Justice in connection with the filing of an HSR Report pursuant to this Section 9(f)(B) and the HSR Act.

          (g)  Intentionally omitted.

          (h) Adjustment Generally. The Conversion price and the Conversion Rate and the kind, number and mount of securities and other property issuable upon conversion of any Series B Share shall be subject to adjustment from time to time as hereafter set forth. Upon any issuance or deemed issuance of common Stock or other event that results in an adjustment to the Conversion Rate, the Conversion Price shall also be adjusted by multiplying the Conversion Price in effect immediately prior to the effective time of such adjustment in the Conversion Rate by a fraction the numerator of which is the number of shares of Common Stock issuable upon conversion of one share of Series B Preferred Stock immediately prior to such adjustment, and the denominator of which the number of shares of Common Stock issuable upon conversion of one share of Series B Preferred Stock immediately following such adjustment to the Conversion Rate. Such adjustments of the

Conversion Rate and Conversion Price shall be cumulative and shall be made successively on each and every occasion and by even requiring any such adjustment shall occur. The form of the stock certificate(s) evidencing the Series B Shares need not be changed because of any adjustment made pursuant hereto.

          (i) Stock Dividends, Subdivisions, Combinations and Recapitalization. IF the Corporation shall at any time (i) declare to pay a dividend or declare, pay or make any other distribution to the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of Shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock of the Corporation by way of reclassification of the Common Stock, then in each and every such event the Conversion Rate and the Conversion Price determined as of immediately prior to the applicable time referred to in subclause (x) or (y) if this sentence shall be adjusted so that the Holder of any Series B Share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or other capital stock of the Corporation) which such Holder would have owned and would have been entitled to receive by virtue of the happening of any of the events described above had such Series B Share been converted (x) in the case of a dividend or distribution, immediately prior to the record date for the determination of the stockholders entitled to receive such dividend or distribution (or, if no such record date is fixed, as of any other time as of which the holders of Common Stock entitled to participate in such distribution was determined) or (y) in the case of a subdivision, combination or reclassification, on the effective date thereof. An adjustment made pursuant to this Section 9(i) shall become effective immediately after such record date (or other applicable date referred to in clause (x) of the immediately preceding sentence) in the case of a dividend or distribution, subject to Section 9(p)(D) and Section 9(p)(E), ans shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (j) Certain other Distributions. If the Corporation shall at any time declare or make any distribution, by dividend or otherwise, to all holders of outstanding shares of Common Stock of any cash (subject to the least sentence of this subsection) or other assets or property of any nature whatsoever, any debt securities or other evidences of its indebtedness, any capital stock, other securities of any nature whatsoever or any warrants, options or other Rights to subscribe for, purchase or other wise acquire any assets, property, capital stock, debt or other securities or evidences of indebtedness (excluding dividends, distributions or issuances referred to the Section 9(i), Rights referred to in Section 9(l) and Convertible Securities referred to in Section 9(m)), or shall take a record of such holders for the purpose of entitling them to receive such a distribution, then the Conversion Rate shall be adjusted to equal the product of the Conversion Rate determined as of immediately prior to such adjustment multiplied a fraction the numerator of which shall be the Current Market Price per share of the Outstanding Common Shares at the date of taking such record or, if no record is taken, at the date of which the holders of Common Stock entitled to participate in such distribution, and the denominator of which shall be the absolute value of the difference between such Current Market Price per share of the Outstanding Common Shares at such date and the amount allocable to one share of the Outstanding Common Shares at such date of any such cash so distributable and of the Fair Market Value (as determined as of such date in good faith by the Board of Directors) of any and all such evidences of indebtedness, shares of capital stock, debt securities other securities, property, assets or Rights so distributable. An adjustment made pursuant to this

Section 9(j) shall become effective, subject to Section(p)(D) and Section 9(p)(E), immediately after such record date or, if no such record date is fixed, immediately after the time as of which holders of Common Stock entitled to participate in such distribution were determined or, if no such time is fixed, as of the date of such distribution. No adjustment pursuant to this subsection (j) shall be required for any cash dividend paid out of current or retained earnings to the extent the sum of the cash dividend payable after the Issue Date does not exceed the aggregate net income (determined in accordance with Generally accepted accounting principals consistently applied) of the Corporation since the Issue Date.

          (k)  Issuance of Additional Shares of Common Stock.

          (A) Subject to subdivision (B) of this Section 9(k), if at any time the Corporation shall issue, or pursuant to Section 9(l), Section 9(m),
Section 9(n) or Section 9(o) be deemed to issue, any Additional Shares of Common Stock in exchange for consideration in any amount (determined in accordance with subdivisions (A) and (F) of Section 9(p)) per Additional Shares of Common Stock less than the Reference Price determined as of the time such Additional Shares of Common Stock are issued or deemed to be issued, then the Conversion Rate shall be adjusted to equal the product obtained by multiplying the Conversion Rate in effect immediately prior to such issuance or deemed issuance by a fraction (I) the numerator of which shall be the number of Outstanding Common Shares immediately after such issuance or deemed issuance, and (ii) the denominator of which shall be the number of Outstanding Common Shares immediately prior to such issuance or deemed issuance plus the number of share which the aggregate amount of consideration, if any received by the Corporation upon such issuance or deemed issuance of all such Additional Shares of common Stock would purchase at the Reference Price determined as of such time.

               (B) The Provisions of subdivision (A) of this Section 9(k) shall not apply to any issuance of Additional Shares of common Stock for which an adjustment is made under Section 9(i) or Section 9(j) or to the issuance of additional Shares of Common Stock pursuant to the exercise of any Existing Right in accordance with the terms thereof in effect of the Closing Date. Now adjustment of Conversion Rate Shall be Made under this Section 9(k) upon the insurance of any Additional Shares of Common Stock which are or are deemed to be issued pursuant to (i) subject to Section 9(o) the exercise of any Existing Rights or (ii) subject to Section 9(n), the excise of any conversion or exchange rights in any other Convertible Securities if, in the Case of any such Rights or Convertible Securities referred to this clause
(ii) any such adjustment shall previously have been made, or no such adjustment shall have been required to be made, upon the issuance of such Rights or upon the issuance of such Convertible Securities (or upon the issuance of any Rights therefor) pursuant to Section 9(l) or Section 9(m).

               (C) Each adjustment pursuant to this Section 9(k) by reason of any issuance or sale of any Additional Shares for Common Stock shall be effective as of the date of such issuance or sale.
          (l)  issuance of Rights.  Subject to the last sentence of this
Section 9(l), if at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise) grant, issue or shall to any Person or Persons, any Rights to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or any Convertible Securities, in any case whether or not such Rights or the right to exchange or convert such Convertible Securities are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the Exercise of such Rights or upon conversion or exchange of such Convertible Securities (determined pursuant to subdivisions (A) and (F) of Section 9(p)) shall be less than the Reference Price determined (x) in the case of such dividend or distribution, as of the Close of business on such record date or (y) in the case of such grant, issuance or sale, immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon the exercise of such Rights or, in the case of Rights for Convertible Securities, upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the Conversion Rate shall be adjusted as provided in Section 9(k). Subject to Section 9(n), no further adjustments of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Common Stock Upon Such Conversion or exchange of such Convertible Securities for which an adjustment pursuant to this Section 9(l) previously had been made or was not required to be made. No adjustment under this Section 9(l) shall be required by reason of the grant of Employee Options.

          (m)  Issuance of Convertible Securities.   If any time the
Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of, or shall in any manner (whether directly or indirectly by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation or otherwise)grant, issue or sell to any Person or Persons, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for which Common Stock is issuable upon such conversion or exchange (determined pursuant to subdivisions (A) and (F) of Section 9(p)) shall be less than the Reference Price determined (x) in the case of such dividend or distribution, as of the close of business on such record date or (y) in the case of such issuance or sale, immediately prior to the time of such grant, issuance or sale, then the maximum number of shares of Common Stock issuance upon the conversion or exchange of such Convertible Securities determined as of such applicable time shall be deemed to be Additional Shares of Common Stock issued as of such applicable time for such consideration per share and the Conversion Rate shall be adjusted as provided in Section 9(k). No further adjustment of Conversion Rate shall be made under this Section 9(m) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Rights therefor if any such adjustment shall previously have been made upon the issuance of such Rights pursuant to Section 9(l). Subject to Section 9(n), no further adjustments of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon Conversion or exchange of Convertible Securities for which an adjustment pursuant to this Section 9(m) previously had been made or was not required. If the terms of any Convertible Securities provide for an issuance of additional Convertible Securities (whether in payment of dividends or interest or otherwise), then each occasion on which any such additional Convertible Securities are issued share and Deemed a new Assurance of convertible Securities for which an adjustment pursuant to this Section 9(m) shall be made.

          (n)  Superseding Adjustment.

          (A) If, at any time after adjustment of the Conversion Rate shall have been made pursuant to Section 9(l) or Section 9(m) in respect of any Rights or Convertible Securities:

          (i) the consideration paid or payable to the Corporation, or the number of shares of Common Stock issued or issuable, upon the exercise, conversion or exchange of the Rights or Convertible Securities in respect of which such adjustment was made is increased or decreased by virtue of provisions contained therein for an automatic increase or decrease (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or department from the terms thereof previously in effect or otherwise, the adjustments to the Conversion Rate computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be readjusted to the Conversion Rate which would then be in effect had such adjustment originally been made on the basis that such or decreased consideration paid or payable or such increased or decreased number of shares of Common Stock issued or issuable was the consideration paid or payable or the number of shares issued or issuable in respect of such Rights or Convertible Securities which are actually outstanding immediately prior to the effective time of such increase or (but no such readjustment shall be made with respect to any Rights or Convertible Securities which for any reason no. longer am outstanding as of such time); or

          (ii) any Rights or any rights of conversion or exchange under Convertible Securities in respect of which such adjustment was made shall expire without having been fully exercised, the adjustments to the Conversion Rate computed upon the original grant, issuance or sale thereof or upon the taking of a record date with respect thereto (as the case may be), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

               (1) in the case of such Rights or Convertible Securities, the only Additional Shares of Common Stock issued were dm shares of Common Stock, if any, actually issued upon the exercise of such Rights or the conversion or exchange of such Convertible Securities and the consideration received for such Additional Shares of Common Stock was, in the case of Rights, the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or, in the case of Convertible Securities, the consideration actually received by the Corporation for the issuance or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

               (2) in the case of any such Rights for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of grant issuance or sale of such Rights and the consideration moved by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the grant, issuance or sale of all such Rights, whether or not exercised, plus the additional consideration, if any, actually received by the Corporation upon the issuance or sale of the Convertible Securities with respect to which such Rights were actually exercised.

          (B) No readjustment pursuant to this Section 9(n) shall have the effect of (l) decreasing the number of shares of Common Stock or the amounts of other Conversion Securities, cash or other property into which any Series B Shares is convertible below the greater of the number of such shares and the amounts of such would Conversion Securities, cash and as would have resulted from any adjustment to such number of such shares and such amounts of such other Conversion Securities, cash and other property the original adjustment date (before giving effect to the original adjustment) and the time such readjustment is made or (2) requiring any surrender, return or redelivery of any shares of Common Stock, other Conversion Securities, cash or other property delivered upon any conversion of any Series B Share prior to the time such readjustment is made, requiring that the converting Holder or any subsequent holder of any such shares of Common Stock, Conversion Securities or other property make any payment to the Corporation or otherwise affecting such shares of Common Stock, other Conversion Securities or other property or the rights or obligations of the converting Holder or any such subsequent holder with respect thereto. From and after any adjustment or adjustments provided for in this Section 9(n), the Conversion Rate shall continue to be subject to further adjustment as provided in this Section 2.

          (C) If, at any time after any grant sale or other issuance of any Rights or Convertible Securities for which an adjustment of the Conversion Rate da not have been required to be made pursuant to the provisions of
Section 9(l)or Section 2(m) (as the case may be), the consideration paid or payable to the Corporation upon the exercise of such Rights or Convertible Securities is decreased, or the number of shares of Common Stock issued or issuable upon the exercise of such Rights or Convertible Securities is, in either case by virtue of provisions contained therein for an automatic decrease or increase (as the case may be) upon the occurrence of a specified date or event, any amendment or modification of or departure from the terms thereof previously in effect or otherwise, then such event shall, for purposes of Section 9(l) (in the case of such Rights) or Section 9(m) (in the case of such Convertible Securities) be deemed to be a new issuance, as of the date of the effectiveness of such decrease or increase (as the case may be) of Rights or Convertible Securities having terms reflecting such changes.

          (o) Adjustment for Events Affection Existing Rights. If the number of shares of Common Stock issued or issuable upon exercise of any Existing Right is increased as a direct or indirect result of any amendment or modification of or departure from the terms thereof previously in effect, then such number of shares of Common Stock issued or issuable upon exercise thereof shall be deemed to be Additional Shares of Common Stock issued as of the effective date of such increase for the additional consideration, if any, payable to acquire such number of shares upon exercise of such Existing Right and the Conversion Rate shall be adjusted as provided in Section 9(k). If the consideration payable for shares of Common Stock issued or issuable upon exercise of any Existing Right is decrease as a direct or result of any amendment or modification of or departure from the terms thereof previously in effect, then such event shall be deemed to be the issuance, as of the effective date of such decrease, of a number of Additional Shares of Common Stock equal to the excess of (1) the maximum number of shares of Common Stock issuable upon exercise of such Existing Right over (2) the number of shares of Common Stock determined by dividing the total consideration, if any, that would be payable to the Corporation upon the exercise in full of such Existing Right after giving effect to such decrease by the amount of consideration per sham of Common Stock issuable upon exercise of such Existing Right that would have been payable to the Corporation absent such decrease. The provisions of this Section 9 are in addition to (and not exclusive of any other rights or remedies of such holders in the event that any such am modification or occurs without any required approval of the holders of Series B Shares.

          (p) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments provided for in this Section 9:

          (A) Computation of Consideration. Subject to the last sentence of this Section 9(p)(A) to the extent that any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued or deemed to be issued for cash consideration, the consideration received or deemed to be received by the Corporation therefor shall be the net amount of the cash received or deemed to be received by the Corporation therefor (in any such case subtracting any amounts received in respect of accrued interest accrued dividends or other similar amounts which the Corporation may be obligated to pay to the holders thereof in the future and any compensation, discounts or expenses paid or incurred by the Corporation in connection with the issuance thereof). Subject to the last sentence of this Section 9(p)(A), to the extent that such issuance or deemed issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the Fair Market Value of such consideration at the time of such issuance, or deemed issuance as determined in good faith by the Board of Directors. Subject to the last sentence of this Section 9(p)(A), in case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, purchase or otherwise acquire Additional Sham of Common Stock or Convertible Securities shall be issued or deemed to be issued in correction with any merger, consolidation, share exchange or similar transaction, the amount of consideration therefor shall be deemed to be the Fair Market Value, as determined in good faith by the Board of Directors, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, or Rights, as the case may be. Subject to the last sentence of this Section 9(p)(A) in case any Additional Shares of Common Stock, any Convertible Securities or any Rights to subscribe for, or otherwise acquire Additional Shares of Common Stock or Convertible Securities are issued or deemed to be issued in combination with each other or with any other securities or property in connection with any transaction in which the Corporation receive cash, Securities property or other consideration, or any combination of the foregoing, then the amount of consideration therefor shall be deemed to be such portion of the cash, securities, property and other consideration received by the Corporation as the Board of Directors in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or Rights, as the case may be, with any noncash consideration being valued at its Fair Market Value as determined by the Board of Directors in good faith. Subject to the last sentence of this
Section 9(p)(A) the consideration for any Additional Shams of Common Stock issuable or to be issuable pursuant to any Rights to subscribe for, purchase or otherwise acquire the same shall be the consideration received or to be received by the Corporation for issuing such Rights plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of such Rights. Subject to the last sentence of this Section 9(p)(A), the consideration for any Additional Shares of Common Stock issued or issuable pursuant to die terms of any Convertible Securities covered by any Rights to subscribe for, purchase or otherwise acquire such Convertible Securities shall be the consideration received or deemed to be received by the Corporation for issuing such Rights, plus the minimum additional consideration, if any, paid or payable to the Corporation in respect of the subscription for, purchase or other acquisition of such Convertible Securities, plus the minimum additional consideration, "it any, paid or payable to the Corporation upon the exercise or deemed exercise of the right of conversion or exchange in such Convertible Securities. Subject to the last sentence of this Section 9(p)(A) the consideration for any Additional Shares of Common Stock issuable or deemed to be issuable pursuant to the terms of any Convertible Securities, other than any covered by any Rights to subscribe for, purchase or acquire the same, shall be the consideration received or deemed to be received by the Corporation for issuing such Convertible Securities plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. For all purposes of this Section 9. all Rights or Convertible Securities issued or deemed to be issued to directors, officers, employees or consultants of the Corporation or any Subsidiary shall be deemed to be issue for no consideration except to the extent the Corporation receives in exchange for the thereof consideration other than services rendered or to be rendered.

          (B)  When Adjustments to Be Made.  The Adjustments required by this
Section 9 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock into which a Series B Share is convertible that would otherwise be may be postponed (except in the case of a subdivision or combination of sham of the Common Stock) up to, but not beyond the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtract less than 1% of the share of Common Stock into which a Series B Share is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment together with other adjustments by this Section 9 and not previously made by virtue of this Section 9(p)(B), would result in a minimum adjustment or on the date of conversion. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (C)  Fractional Interest.  In computing adjustments under this
Section 9, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (D) When Adjustment Not Required. If the Corporation shall take a record of the holders of any class or series of its capital stock for the purpose of entitling them to receive a dividend or distribution for which an adjustment pursuant to this Section 9 is required and shall, thereafter and before the declaration, payment or delivery of such dividend or distribution to stockholders otherwise entitled thereto, abandon its plan to pay or deliver such dividend or distribution (so that such stockholders are legally bound by such abandonment and have no right remedy or recourse by reason of such taking of a record or such abandonment), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (E) Delivery of Due Bills. If, after the taking of any record of the holders of any class or series of capital stock of the Corporation for the purpose of entitling them to receive a dividend or distribution for which an adjustment pursuant to this Section 9 is required, but prior to the occurrence of the event for which such record is taken, any Series B Shares is convertible, the Corporation shall deliver to the converting Holder a due bill or other appropriate instrument evidencing such Holders right to receive the additional shares of Common Stock, other securities, cash and other property receivable upon conversion by reason of an adjustment pursuant to this Section 9 upon such taking of a record upon the occurrence of the event requiring such adjustment.

          (F) Certain Determinations. During each and every period that the Board of Directors includes at least one sitting member who is a Series B Director, each determination of the Current Market Price of any share of Common Stock or the Fair Market Value of any other security, asset, property or consideration which may be required to be made by the Board of Directors pursuant to or in connection with the application of any provision of this Agreement and each de on which may be required by Section 9(r)(B) or Section 9(w) to be made by the Board of Directors, shall be made in good faith by the Valuation Committee. Any such determination of Fair Market Value by the Valuation Committee or the Board of Directors may be disputed in good faith by the Majority Holder and any such dispute shall be resolved by an independent investment banking firm of recognized national standing selected by the Majority Holders and reasonably acceptable to the Corporation (and whose fm and expenses shall be paid by the Corporation), whose decision with respect to such dispute shall be final and conclusive and binding on the Corporation and all Holders; provided, however, that the Majority Holders shall not have the right to dispute under this Section 9(p)(F) any such determination that shall be made during any period referred to in the first sentence of this Section 9(p)(F) by the Valuation Committee by the affirmative vote or written consent of a majority of its members, which Majority includes at least one Series B Director. Any determination by the Valuation Committee or the Board of Directors pursuant to Section 9(r)(B), or
Section 9(r)(B) may be disputed in good faith by the Majority Holders, and any such dispute shall be resolved in accordance with Section 9(v), by the provided however that the Majority Holders shall not have the right to dispute under Section 9(p)(F) any such determination that shall be made during any period referred to in the first sentence of this Section 9(p(F) by the Valuation Committee by the affirmative vote or written consent of a majority of its members, which majority includes at least one Series B Director.

          q) Other Action Affecting Common Stock, In case at any time or from time to time the Corporation shall take any action in of its Common Stock which is not one described in any other provision of this Section 9 as an adjustment, then, unless such action will not have an adverse effect upon the rights and intended benefits of the Holden of Series B Shares, the number of shares of Common Stock and the kind and amount of other securities and property into which each Series B Share is convertible shall be increased in such manner as may be equitable in the circumstance.

          (r)  Multiple Classes of Common Stock,

          (A) If, at any time while any Series B Shares are o the Corporations authorized capital stock shall include two or more classes or series of Common Stock, then each Holder shall have the right, upon each conversion of any of his Series B Share(s), to elect to receive such number of shares of each such class or series as such Holder desires provided that the total number of shares of all classes and series selected by such Holder shall not exceed the aggregate number of shares of Common Stock issuable upon conversion of such Series B Share(s).

          (B) If, as a result of any adjustment made pursuant to Section 9, by virtue of the existence of Section 9(r)(A), as a result of any action by the Corporation referred to in Section 9(w), or otherwise, the Holder of a Series B Share would, upon conversion thereof, become the holder of more than one class or series of capital stock of the Corporation, then the Conversion Rate and the Conversion Price shall be subject to adjustment in respect of each such class and series of capital stock in a manner and on terms as nearly as equivalent as practicable to the provisions set forth in this
Section 9, which manner and tam shall be determined by the Board of Directors promptly after each such adjustment each such action by the Corporation and each other event which has or might have such result. Promptly after the Board of Directors makes any such determination, the Corporation shall deliver to each Holder a written notice which shall describe in reasonable detail the manner and terms so determined.

          (s)  Notices to Holders,

     (A) Notice of Adjustments, Whenever the Conversion Rate shall be adjusted pursuant to Section 9, the Corporation at its expense shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, the nature and amount of such adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination required by any provision of
Section 9), the date as of which such adjustment was or will be effective as provided herein, the Conversion Rate and the Conversion Price immediately prior to such event and for and the Conversion Rate and the Conversion Price immediately after such adjustment and all other relevant information. The Corporation securities promptly cause to be delivered to each Holder a signed copy of such certificate. 'Me Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate set forth (i) the Conversion Stock and the Conversion Price at the time in effect and showing how such Conversion Rate and Conversion Price was calculated, and (ii) the number of shares of each class or shares of Conversion Stock and the kind and amount, if any, of other Conversion Securities, cash and other property which at the time would be received upon the conversion of a Series B Share at the time and showing how the same were calculated.
          (B)  Notice of Corporation Action.  If at anytime

          (i) the Corporation shall take a record of the holders of any class, series or issue of its capital stock or other securities for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for, purchase or o acquire any evidences of its indebtedness any shares of capital stock of any class or series, any cash or any other securities or property, or to receive any other right interest or benefit, or

          (ii) them shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger or binding share exchange of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another Person, or

          (iii) there shall be any tender offer or exchange offer for Conversion Securities of any class, series or issue, or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall (i) give to each Holder at least 20 days' prior written notice of the date an which a record date shall be fixed for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, (ii) promptly after learning of any such tender or exchange offer, deliver to the each Holder notice thereof, a copy of all written offering material which the Corporation possessed or reasonably can obtain or if no such materials exist or are possessed or can reasonably be obtained by the Corporation, a written summary of all material terms and conditions of and other material facts relating them known to the Corporation and (iii) give each Holder at least 20 days prior written notice of the schedule planned or anticipated date when any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up shall take place. Such notice in accordance with clause (i) of the immediately preceding sentence also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right and amount and character thereof, and (ii) the date on which any such reorganization, reclassification merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their sham of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up.

          (C) Notices To Stockholders. In addition to the foregoing, each Holder shall be given the same notices of corporate action or proposed corporate action as any holder of Common Stock.

          (t) No Impairment. The Corporation shall not by or through amending its certificate of incorporation, any reorganization, transfer of assets. consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the tam of this resolution or the Series B Certificate of Designation, but will at all times in good faith carry out and assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to prow the rights and intended benefits of the Holders against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not directly or indirectly increase the par value of any shams of Common Stock or other capital stock receivable upon the conversion of any Series B Share above the Conversion Price immediately prior to such increase in par value, (ii) will not take any action that results in any adjustment to the Conversion Rate pursuant to Section 9 if after such adjustment the total number of shares of Common Stock or shares of any other class or series of Conversion Stock issuable upon the conversion of all of the outstanding Series B Shares would exceed the total number of shares of Common Stock or such other Conversion Stock, respectively, then authorized by the Corporation's Certificate of Incorporation and available and reserved for the purpose of issuance upon such conversion, (iii) will not enter into any transaction or take any action which, by reason of any resulting adjustment hereunder, would cause the Conversion Price to be less than the par value per share of Common Stock and
(iv) will take all such action as may be necessary or appropriate m order that the Corporation may validly and legally issue shares of each class and series of Conversion Stock and other Conversion Securities upon the conversion of any Series B Share which in each case are fully paid, non-assessable and without personal liability attaching to the ownership thereof and not subject to preemptive and similar purchase rights. Upon the request of any Holder, at any time, the Corporation will acknowledge in writing, in form satisfactory to such Holder, the continuing validity of each certificate for any Series B Share(s) then held by such Holder and the obligations of the Corporation with respect thereto and thereunder.

     (u) Taking of Record; Stock Transfer Books. In the can of all dividends or other distributions by the Corporation to the holders of its Common Stock with respect to which any provision of Section 9 refers to the taking of a record of such holders, in each such cm the Corporation will not declare, pay or make any such dividend or distribution unless it shall take such a record and the Corporation shall take each such record as of the close of business on a Business Day. The Corporation shall not be required to convert any shares of Series B Preferred Stock, and no be of Series B Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any proper purpose; but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series B Preferred Stock was for conversion. The Corporation will not at any time voluntarily close its stock transfer books so as to result in preventing or delaying the conversion or transfer of any Series B Share.

     (v) Each Holder May Enforce Rights. Notwithstanding any of the provisions hereof, any Holder, without the consent of any other Holder, or any holder of any Conversion Securities may, in his own behalf and for his own benefit enforce, and may institute and maintain any suite action or proceeding against the Corporation suitable to enforce, or otherwise in respect of his rights with respect to his Series B Shares or Conversion Securities.

     (w)  Reclassification; Consolidation, Merger, Sale, Convoke or Lease.
If any of the following shall occur while any Series B Shares are outstanding: (i) any consolidation, merger, binding share exchange or reorganizations to which the Corporation is party (other than a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Conversion Securities issuable upon conversion of the Series B Preferred Stock); or (ii) any sale, conveyance, transfer or lease to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety, then the Corporation or such successor or acquiring corporation, as the case may be, shall thereupon make appropriate provision, reasonably satisfactory to the Majority Holders, so that the Holders of the Series B Shares then outstanding shall have the right at any time thereafter, upon conversion of the Series B Shares, to purchase the kind and amount of shares of common stock of such successor or acquiring corporation, other capital stock other securities and property receivable upon such reclassification, change, consolidation, merger, sale, conveyance, transfer or lease as would be received by a holder of the number of shares of Common Stock, the number of sham of each other class or series of Conversion Stock and the kind and amount of all other Conversion Securities issuable upon conversion of such Series B Shares immediately prior to such consolidation, merger, sale, conveyance, transfer or lease (assuming that such holder of Conversion Securities failed to exercise rights of election, if any, as to the kind or amount of shares or stock, other securities or property receivable upon co on of any such transaction, provided that if the kind or amount of shares of stock, other securities or property receivable upon co of such on is not the same for each non-electing share, then the kind and amount of shares of the other securities or property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shoes). In case of any such merger, consolidation, share exchange, reorganization, or disposition of assets, the successor or acquiring corporation shall expressly assume the due mA punctual ob and performance of each and every covenant and condition of this resolution and the Series B Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities thereunder or otherwise with thereto, subject to such modifications as may be deemed appropriate (as d by resolution of the Board of Director ) in order to provide for adj of shares of the Common Stock into which Series B Stock are convertible which shall be as nearly equivalent as practicable to the adjustments provided for in
Section 9. Promptly after the Board of Directors makes any such determination, the Corporation shall deliver to each Holder a written notice which shall describe in reasonable detail the manner and terms so determined. For purposes of this Section 9(w) "common stock of the successor or acquiring corporation' shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, sham of stock or other securities which are convertible into or exchangeable for any such stock either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 9(w) shall similarly apply to successive reorganizations, mergers, consolidations or disposition of assets.

     (x) Office of the Corporation. As long as any of the Series B Shares are outstanding, the Corporation shall maintain one or more offices or agencies where the Series B Shares may be presented for conversion and Series B Shares and Conversion Securities may be presented for registration of transfer, division or combination. Series B Sham and Conversion Securities may, in any event be presented for such purposes at the principal executive offices of the Corporation in the United States.

     (y)  Resolution of Certain Disputes.

          (A) If there shall arise any dispute between the Corporation and the Majority Holders concerning the interpretation, application or operation of the adjustment provisions of Section 9 (other than any such dispute referred to in the second sentence of Section 9(p)(F), which shall be resolved as stated therein)or any dispute which the last sentence of Section 9(p)(F) provides will be resolved pursuant to this Section 9(y),the Corporation and the Representative will promptly attempt to settle such dispute through consultation and negotiation in good faith and in a spirit of mutual cooperation. If agreement is reached concerning the resolution of such dispute, then such agreement shall be final, conclusive and binding on the Corporation and all Holders. If, on or before the thirtieth day after written notice of such dispute is given by the Corporation to the Representative or the Representative to the Corporation, such dispute has not been resolved by the agreement of the Corporation and the Representative, such dispute shall be settled by an expedited arbitration proceeding conducted in accordance with the then current Commercial Arbitration rules of the American Arbitration Society in New York, New York by a single arbitrator who satisfies the requirements of Section 9(y)(B) and who is mutually acceptable to the Corporation and the Representative or, in the event such Persons fail to agree upon such arbitrator within ten Business Days after such written notice of dispute is given, an arbitrator who satisfies such requirements appointed by the American Arbitration Association upon application of either the Corporation or the

Representative. Neither the Corporation nor the Representative shall unreasonably withhold its approval of the selection of an arbitrator satisfying the requirements of Section 9(y)(B). The Corporation and the Majority Holders shall provide such arbitrator with such information as may be reasonably requested in connection with the arbitration of such dispute and shall otherwise cooperate with each other and such arbitrator in good faith and with the goal of resolving such dispute as promptly as reasonably practicable. The arbitrator shall not have authority to award punitive or other non-compensatory damages. Subject to the immediately preceding sentence and to subdivision (C) of this Section 9(y), the arbitrator's decision and award with respect to the dispute referred to such arbitration shall be final and binding and may be entered in any court with jurisdiction, and the Corporation and the Holders shall abide by such decision and award. Each party shall bear its own costs and expenses, including attorney's fees, incurred in connection with any arbitration proceeding, except that the Corporation and the Holders (as a group) each shall pay one-half of all fees, costs and disbursements of the arbitrator and of or charged by the American Arbitration Society. The provisions of this Section 9(y) shall not in any way limit or otherwise affect (i) the right of any Holder to seek, with regard to the matter in dispute, specific performance or other injunctive relief in any court of competent jurisdiction or (ii) the rights or remedies of any Holder with respect to any claim, controversy or dispute not submitted to and decided by an arbitrator pursuant to this Section 9(y).

          (B) Each arbitrator appointed pursuant to Section 9(y)(A) shall be an attorney who practices law in New York City, who has substantial experience in sophisticated corporate and securities transactions generally and in negotiating and drafting "antiditution" provisions of warrants and convertible securities in particular and who has not, and who is not a member or employee of any firm which has, rendered legal services to any of the parties to the dispute or any of their respective Affiliates within the preceding two years and who has no interest (other than the receipt of customary fees for his services as an arbitrator) in the matter in dispute.

          (C) Nothing contained in this Section 9(y) or any other provision hereof is intended to or shall preclude any holder of any Series B Share or Conversion Securities to exercise or pursue or otherwise limit or affect the rights or remedies which such holder may have pursuant to the Purchase Agreement to which such holder is a party, at law, in equity or otherwise by reason of any matter which is the subject of or basis for any dispute referred to in Section 9(y)(A) (or any other matter), and the dispute resolution mechanisms provided for in Section 9(y)(A) are intended solely as a means of resolving bona fide disputes concerning the interpretation, application or operation of the adjustment provisions of Section 9 (other than any such dispute referred to in the second sentence of Section 9(p)(F), which shall be resolved as stated therein) or bona fide disputes which the last sentence of Section 9(p)(F) provides will be resolved pursuant to this
Section 9(y), and not for the purpose of determining the rights of holders of Series B Shares or Conversion Securities or the liabilities or obligations of the Corporation, for the purpose of resolving or settling any claim by any such holder of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Purchase Agreements or any other Transaction Document (as defined in the Purchase Agreements) or any other purpose. Without limiting the generality of the immediately preceding sentence, no decision of any arbitrator appointed pursuant to this Section 9(y) shall have or be given any res judicata or similar effect in any action, suit or proceeding in which any claim by any holder of any

Series B Share or Conversion Securities of any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Corporation contained herein or in the Purchase Agreements or any other Transaction Document is to be adjudicated.

          10. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          11. Terms Generally. The definitions of terms contained herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including' shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this resolution in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Sections shall be deemed references to Sections of this resolution, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented from time to time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor to such statute, regulation, section or other provision). Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (such as "Subsidiary" or "Wholly Owned Subsidiary") which is based on a specified relationship between one Person and one or more other Persons shall, as of any time, refer to such Persons who have the specified relationship as of that particular time. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. Unless the context clearly indicates otherwise, "or" shall not be exclusive and means "and/or." When used with reference to any Right or Convertible Security, the term "exercise" means to exercise the right to subscribe for, purchase or otherwise acquire shares of Common Stock used by such Right or the right to exchange or convert such Convertible Security for or into shares of Common Stock represented by such Convertible Security, and variants of such word (including "exercised" and "exercisable") shall have correlative meanings. Whenever used with respect to any Additional Share of Common Stock or any other share of Common Stock, the word 'issue" includes any issuance, sale or other method of transfer or delivery of such share, whether such share is newly issued or is a treasury share and variants of such word (including "issued", "issuance" or "issuable") used with respect to any Additional Share of Common Stock or any other share of Common Stock shall have correlative meanings; therefore, any provision of this resolution which is stated to be applicable if the Corporation issues or shall issue any share is applicable both to a newly issued share and to a treasury share sold or otherwise transferred or delivered. The word "property" shall include assets or property of any kind, real, personal, tangible or intangible.

          12. Actions on Non-Business Days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, and may be taken or given on, the next Business Day.

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

          13. Severability. If any provision of this resolution shall be illegal, invalid or unenforceable by reason of any rule of law or public policy, that provision will be enforced to the maximum extent permissible so as to effect the intent of and the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby. In any such case, if requested by the Majority Holders, the Corporation will negotiate in good faith to amend this resolution to replace the illegal, invalid or unenforceable language with legal, valid and enforceable language which as closely as possible reflects such intent.

          14. Waivers. Any provision of this resolution which, for the benefit of the holders of Series B Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the Majority Holders, either in writing or by vote at a meeting called for such purpose at which the holders of Series B Preferred Stock shall vote as a separate class.

          15. Method Of Giving Notices: Defects in Notices. All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given to the intended recipient at: (i) in the case of any holder of shares of Series B Preferred Stock, to such holder at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice; (ii) in the case of the Representative, to such Person at such address as such Person may from time to time specify by written notice to the Corporation; and (iii) in the case of the Corporation, to the Corporation at its principal office at 9531 West 78th Street, Minneapolis, Minnesota or at such changed address as the Corporation may from time to time specify in writing to each holder of shares of Series B Preferred Stock. Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent and (4) if delivered by hand, on the date of delivery. No failure on the part of the Corporation to give any notice required by any provision of this resolution, nor any delay or defect in any such notice which is given or in the giving thereof, shall adversely affect the rights which the holders of the Series B Preferred Stock would have if such notice had been duly given on a timely basis, and such holders shall be entitled to exercise such rights from and at any time after they acquire actual knowledge of the matters required to be set forth in such notice.

          16. Specific Performance; Injunctive Relief. In addition to any other rights or remedies which may be available at law, in equity or by contract, any holder from time to time of shares of Series B Preferred Stock shall be entitled to obtain in any court of competent jurisdiction specific performance of, or an injunction or other order restraining any act or proposed act by the Corporation which would result in a violation of, any of the terms or provisions of this resolution.

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


          17. Amendment. This resolution may be amended from time to time by the Board of Directors with the affirmative vote or written consent of the Majority Holders, and unless otherwise required by mandatory provisions of applicable law, no vote or consent of the holders of any other class or series of the Corporation's stock shall be necessary.

          18. Decisions by Holders Generally. Unless otherwise provided herein, all decisions and determinations required or permitted to be made hereunder by the holders (including any decision as to whether to give any consent or approval) shall be made by the Majority Holders. To the maximum extent permitted by law, each Person who is or shall become a holder of any Series B Share waives all fiduciary duties to such Person, if any, that the Majority Holders or any other Holder of any Series B Share otherwise would or might have.

Dated:  September 24, 1996

                         THE MENTUS GROUP, INC.




                         By:
                            ---------------------------
                         Name: Gerard P. Joyce
                         Title: President



                         By:
                            ---------------------------
                         Name: Thomas M. Pugliese
                         Title: Secretary

                                          58